Exhibit 99.9

August 3, 2020

NAVER J. Hub Corporation

Commitment Letter

Ladies and Gentlemen:

1.	Commitment

NAVER J. Hub Corporation (the “Borrower” or “you”) has advised Sumitomo Mitsui Banking Corporation (“we,” or “us”) that you intend to acquire (i) all of the common shares (excluding treasury shares and common shares held by NAVER Corporation) and American depositary shares (registered and issued by JP Morgan Chase Bank, N.A. in the U.S., representing the title to one common share; the “ADSs”) of, and (ii) all or a part of share options and the convertible bonds of LINE Corporation (the “Target”) through a joint tender offer conducted in Japan and the U.S. (the “Tender Offer”) and subsequent squeeze out procedures (the “Squeeze Out Procedures”, collectively with the Tender Offer, the “Acquisition”), both of which will be conducted with SoftBank Corporation.

In connection with the Acquisition, we are pleased to advise you of our commitment to provide JPY-dominated credit facility of JPY 100,000 million (the “Credit Facility”) upon the terms and subject to the conditions set forth or referred to in this Letter (this “Commitment Letter”) and in the term sheet attached hereto as Exhibit B (the “Term Sheet”), subject to the satisfaction of all conditions set forth in Exhibit A.

2.	Mandate

You appoint us as exclusive arranger and lender of the Credit Facility. Until this Commitment Letter terminates, except for the Mizuho Loan and its arranger and lender, (a) no other person shall be appointed as arranger, lender, underwriter, or bookrunner for the Credit Facility or other debt financing to close the Acquisition and Subsequent Transactions; (b) no other titles with the Credit Facility or other debt financing to close the Acquisition and Subsequent Transactions shall be awarded to any person other than us; and (c) no other compensation shall be paid to any person other than us, in connection with arranging and providing the Credit Facility or other debt financing to close the Acquisition and Subsequent Transactions. Further, you shall cause the Guarantor to observe the foregoing restrictions.

You hereby represent and warrant that, (i) all information (the “Information”) (other than financial projections, financial forecasts, and other forward-looking information (collectively, the “Projections”)) that has been or will be made available to us by you, any of your affiliates or by any of your or their representatives or affiliates on your or their behalf, does not or will not, when furnished, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, as supplemented and updated and (ii) the Projections that have been or will be made available to us by you, any of your affiliates or by any of your or their representatives or affiliates on your or their behalf have been and will be prepared in good faith based upon assumptions that are reasonably believed by the preparer thereof to be reasonable at the time made and at the time such Projections are furnished to us. If at any time, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect, you agree to supplement information or materials from time to time such that the representations and warranties in the preceding sentence remain true in all material respects.

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3.	Amendment, Modification and Withdrawal

Our commitments hereunder is based on the Information and Projection provided to us by July 29, 2020 (the “Cut-Off Date”), and may be amended, modified or withdrawn to the extent reasonably necessary if there is any change, correction or supplement to such Information and Projection in material respect.

4.	Effect and Loan Certificate

Our commitments hereunder becomes effective on the conditions that we receive Portable Document Format (PDF) copies of your and Guarantor’s signed or sealed originals of Commitment Letter by electronic mail no later than 5:00 p.m., Japan time, on August 3, 2020, failing which this Commitment Letter, our commitment hereunder and other our obligations hereunder will be automatically terminated at such time.

This Commitment Letter and Term Sheet shall prevail over a loan certificate (yushi shoumeisho) (the “Loan Certificate”) to be issued by us to you in the form set forth in Exhibit C.

For the avoidance of the doubt, the commitment letter issued by us as of May 27, 2020 has been terminated since we did not receive counter signatures or seals of you and the Guarantor required thereunder.

5.	Expiration and Extension

This Commitment Letter will be valid until the earliest of (a) October 8, 2020 (however, if the Tender Offer has not commenced by August 4, 2020, then until such date) and (b) the date of the Agreement (such earlier date, the “Expiration Date”), and when the Expiration Date passes, this Commitment Letter will automatically expire.

Provided, further, if the Tender Offer is commenced and the Loan Certificate is submitted to you without the expiration or termination of this Commitment Letter, we will not unreasonably refuse to submit a new loan certificate that will remain valid until the settlement date decided on the basis of the final date of the extended tender offer period of the Tender Offer, in following cases:

(i)

in a case of an extension required under the Financial Instruments and Exchange Act or the U.S. Securities Exchange Act of 1934 on the basis of the submission of an amended tender offer filing for the correction of a minor matter on the filing or other event that will have only a minimal adverse impact on our credit determination regarding the Tender Offer, where the final date of the extended tender offer period will be within 60 business days from the initial tender offer commencement date, or

(ii)

with respect to an extension of the tender offer period made at your discretion, in a case of an extension based on an event that will have only a minimal adverse impact on our credit determination regarding the Tender Offer, where the final date of the extended tender offer period will be within 60 business days from the initial tender offer commencement date.

The provisions in Paragraphs 6, 7, 10, 11 and 12 shall remain in full force and effect regardless of whether the Agreement shall be executed and delivered and notwithstanding any termination or expiration of this Commitment Letter or our commitments hereunder.

6.	Confidentiality

By your accepting delivery of this Commitment Letter, (a) you agree that you will not disclose, directly or indirectly, this Commitment Letter, the Term Sheet, the contents of any of the foregoing or the activities of us pursuant hereto or thereto to any person without our prior written approval, except that you may disclose this Commitment Letter, the Term Sheet, and the contents hereof and thereof (i) to your officers, directors, agents, employees, affiliates, agents, attorneys, accountants and advisors directly involved in the consideration of this matter on a confidential and need-to-know basis, (ii) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof to the extent permitted to do so) and (iii) to the Guarantor

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and its officers, directors, employees, attorneys, accountants and advisors in connection with the Acquisition and on a confidential and need-to-know basis; and (b) we agree that we will not disclose, directly or indirectly, this Commitment Letter, the Term Sheet, the contents of any of the foregoing or the activities of you pursuant hereto or thereto to any person without your prior written approval, except that we may disclose this Commitment Letter, the Term Sheet, and the contents hereof and thereof (i) to our officers, directors, agents, employees, affiliates, agents, attorneys, accountants and advisors directly involved in the consideration of this matter on a confidential and need-to-know basis, and (ii) as required by applicable law or compulsory legal process (in which case we agree to inform you promptly thereof to the extent permitted to do so).

Provided, any public announcement or disclosure regarding the Credit Facility (except those required by applicable law during the Tender Offer process) will require the prior consent of you and us; provided, further that, you hereby agree that we may provide necessary information regarding the Credit Facility to Clarivate Analytics (Japan) Co., Ltd., Refinitiv Japan K.K., Dealogic Limited, Bloomberg L.P. and other financial information providers for the purposes of league table production.

7.	Indemnification and Expenses

You agree (a) to indemnify and hold harmless us, our affiliates and their officers, directors, employees, agents, advisors, representatives and controlling persons (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (collectively, “Losses”) to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter or any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) relating to any of the foregoing, regardless of whether any such Indemnified Person is a party thereto or whether a Proceeding is brought by a third party or by you or any of your affiliates, and to reimburse each such Indemnified Person upon demand for any reasonable and documented legal or other expenses incurred in connection with investigating or defending any of the foregoing; and (b) regardless of whether or not the Agreement is executed and/or the transactions contemplated herein or therein are consummated and notwithstanding any termination or expiry of this Commitment Letter, to reimburse us for all reasonable and documented expenses (including reasonable and documented legal counsel’s fees) incurred in connection with this Commitment Letter, the Credit Facility and the preparation of this Commitment Letter, the Term Sheet and the Agreement, other than any of the foregoing claimed by any Indemnified Person to the extent arising from the willful misconduct or gross negligence of any Indemnified Person or from a breach of this Commitment Letter by any Indemnified Person or from a claim by you against an Indemnified Person or from a claim by an Indemnified Person against another Indemnified Person. You shall not be responsible or liable to any person for any special, indirect, consequential or punitive damages or any loss of profit in connection with this Commitment Letter or the Credit Facility without proximate causation (soto inga kankei).

8.	Conflict of Interests

You understand and agree that we and/or one or more of our affiliates (including affiliates of our parent company) act independently of each other, both for their own account and for the account of clients and may provide debt financing, equity capital, financial advisory and/or other services to parties whose interest may conflict with interests of you and/or your affiliates and by signing this Commitment Letter you are consenting to debt financing, equity capital, financial advisory and/or other services being provided to such parties.

9.	Amendment

This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by you and us.

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10.	Governing Law and Jurisdiction

This Commitment Letter shall be governed by, and construed in accordance with, the laws of Japan, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. You and we hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Tokyo District Court over any suit, action or proceeding arising out of or relating to the Acquisition or the other transactions contemplated hereby, this Commitment Letter, the Term Sheet or the other Exhibit hereto or the performance of services hereunder or thereunder.

11.	Assignment

This Commitment Letter, the commitments hereunder and rights and obligations hereunder shall not be assignable or otherwise disposable by you without our prior written consent, and any attempted assignment without such consent shall be void. We reserve the right to employ the services of our affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to our affiliates certain fees payable to us in such manner as we and our affiliates may agree in our sole discretion.

12.	Definitions

The terms used but not defined herein shall have the meanings given to them in the Term Sheet.

13.	Market Mac

If any material change has occurred to the domestic or foreign financial environment and market environment which we reasonably determine would have a material adverse effect on the disbursement of a loan under the Credit Facility, you and we shall have a good faith consultation to determine how such material change should be treated in connection with the Credit Facility.

Please indicate your and Guarantor’s acceptance of the terms hereof by signing in the appropriate space below and returning to us your and Guarantor’s signed or sealed originals of Commitment Letter in PDF by electronic mail to <shawn_park@kr.smbc.co.jp>. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by electronic mail shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to be relied upon, confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons.

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We are pleased to have been given the opportunity to assist you in connection with the financing for the Acquisition.

Very truly yours,

SUMITOMO MITSUI BANKING CORPORATION:

/s/ Kimiaki Iritani Shibuya-Markcity-West 12F, 1-12-1, Dogenzaka Shibuya-ku Tokyo SUMITOMO MITSUI BANKING CORPORATION Shibuya Corporate Business Office-I Kimiaki Iritani, General Manager

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Accepted and agreed to as of the date first written above:

NAVER J. Hub Corporation

By	/s/ Sang-Jin Park
Name: Sang-Jin Park
Title: Representative Director

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By accepting this Commitment Letter, we, NAVER Corporation, agree to cause the Borrower to observe its obligations under this Commitment Letter.

Accepted and agreed to as of the date first written above:

NAVER Corporation

By	/s/ Seong Sook Han
Name: Seong Sook Han
Title: CEO

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Exhibit A

Conditions for Commitment

(1)

That assuming no CB is tendered in the Tender Offer, total amount of funds expected to be incurred by you for the Acquisition and Subsequent Transactions is a maximum of JPY 200,000 million, and JPY 100,000 million of which will be covered by the Mizuho Loan. The use of funds for borrowings under the Credit Facility will be: funds required for you to purchase common shares, ADSs, Share Options and CBs tendered in the Tender Offer, funds for cash to be delivered to shareholders and holders of Share Options of the Target in relation to the Squeeze Out Procedures, funds for payment of costs and expenses incurred by you in connection with the Subsequent Transactions and funds for payment of associated expenses (including loan funds to the Target for such purpose), and taxes and public charges and fees and expenses related to the foregoing.

(2)

That the materials and information relating to material facts that we have received from you, your affiliates and your advisors by the Cut-Off Date, is true and correct in all material respects (other than projections, which will have been prepared in good faith based upon assumptions that are reasonably believed by the preparer thereof to be reasonable at the Cut-Off Date,), and from the day following the Cut-Off Date onwards, there have been (i) no additions or discoveries of new materials or information that would have a material adverse effect on the Credit Facility or the Acquisition, (ii) no discovery of information that would cause materials or information relating to material facts as of the Cut-Off Date to lose their truthfulness or accuracy to an extent that would have a material adverse effect on the Credit Facility or the Acquisition, and (iii) no change or revision relating to materials as of the Cut-Off Date that would have a material adverse effect on the Credit Facility or the Acquisition; further, that there exist no materials or information that would have a material adverse effect on the Credit Facility or the Acquisition, that has not been disclosed to us by the Cut-Off Date.

(3)	That we obtain final institutional approval regarding the finalized conditions and content of the agreements relating to the Loan.

(4)

That it is found to be reasonably certain that when a loan under the Credit Facility is disbursed, the conditions precedent for loan disbursement as set forth on the Term Sheet will be satisfied and the Mizuho Loan will be disbursed in the same amount.

(5)

That the amount of the Credit Facility set forth in this Commitment Letter is based on the assumption that (i) the purchase price for the common shares and ADSs in the Tender Offer will be JPY 5,380 or its equivalent in USD per a share and per an ADS; (ii) the purchase price for the Share Options will be JPY 1 per a right to acquire a share; and (iii) the purchase price for CBs Due 2023 will be JPY 7,203,820 per face value of JPY 10,000,000 and the purchase price for CBs Due 2025 will be JPY 7,155,400 per face value of JPY 10,000,000.

(6)

That there are no events that may have a material adverse effect on the assets, management, financial condition or other condition, or the future prospects, of the Target and Guarantor, on a consolidated basis, and there is no actual risk of such events occurring.

End

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Exhibit B

Term Sheet

Loan Term Sheet

(NOTE: ●, bracketed wording and other open matters are subject to further discussion in good faith between Borrower and Lender. If any open matters relating to the Acquisition has been determined, the Borrower will promptly notify the Lender thereof and discuss with the Lender in good faith how it will be reflected in documentation of the Agreement and others.)

Transaction Overview:

1.  NAVER J. Hub Corporation, a wholly-owned Japanese subsidiary (“Bidco (NAVER)” or “Borrower”) of NAVER Corporation (“Guarantor”) and SoftBank Corporation (“SoftBank”; and together with Bidco (NAVER), “Bidcos”) will implement a joint tender offer conducted in Japan and the U.S. (“Tender Offer”) for the purpose of acquiring all common shares, Share Options, CBs and ADSs of LINE Corporation (“Target”) other than such common shares held by Target and Guarantor.

2.  After the completion of the Tender Offer, Bidcos and Guarantor will implement squeeze-out procedures using a share consolidation (“Squeeze Out Procedures”; the Tender Offer and the Squeeze Out Procedures are referred to collectively as the “Acquisition”) so that the Bidcos and Guarantor will be only shareholders and stock acquisition rights holders of the Target.

3.  Prior to the completion of the Squeeze Out Procedures, the Target will purchase and redeem all of the outstanding CBs.

4.  Throughout the Acquisition, each Bidco will acquire, and pay for, common shares, ADSs, Share Options and CBs of the Target in equal shares.

5.  Borrower will raise the funds for the Acquisition using (i) loan(s) which the Borrower will borrow pursuant to a credit agreement (“Agreement”) executed based on this term sheet and (ii) loan(s) (“Mizuho Loan”) which the Borrower will borrow from Mizuho Bank, Ltd.

Borrower:	Borrower

Guarantor:	Guarantor

Arranger:	Sumitomo Mitsui Banking Corporation

Lender:	Sumitomo Mitsui Banking Corporation

Facility Amount:	JPY 100,000 million in total: 1. Tranche A Facility Amount: JPY 70,000 million; and

2. Tranche B Facility Amount: JPY 30,000 million I. Amounts above are provided assuming that (i) the purchase price for the common shares and ADSs in the Tender Offer will be JPY 5,380 or its equivalent in USD per a share and per an ADS; (ii) the purchase price for the Share Options will be JPY 1 per a Share Option; (iii) the purchase price for CBs Due 2023 will be JPY 7,203,820 per face value of JPY 10,000,000 and the purchase price for CBs Due 2025 will be JPY 7,155,400 per face value of JPY 10,000,000; and (iv) the total amount of costs and expenses (including the sum of the purchase prices paid for the Acquisition but excluding any purchase prices paid in connection with the CBs) incurred by the Borrower in connection with the Acquisition and Subsequent Transactions (“Total Necessary Amount”) will be JPY 200,000 million (“Expected Funding Amount”).

II. If the Total Necessary Amount would exceed the Expected Funding Amount, the Borrower shall procure the funds for such excess in a manner reasonably satisfactory to the Lender.

III.  If the Expected Funding Amount would exceed the Total Necessary Amount, the Facility Amount of this Agreement and the amount of the Mizuho Loan shall be reduced by such excess on a pro-rata basis; when the Facility Amount of this Agreement would be reduced, firstly Tranche B Facility Amount shall be reduced, and Tranche A Facility Amount shall be reduced only if the Tranche B Facility Amount shall be reduced to zero (0); if the Tranche A Facility Amount shall be reduced, such reduction shall apply to each principal amount to be repaid in each repayment date in reverse chronological order.

Form of Loan:	Term loan with availability period

Use of Proceeds:

1.  Funds required for the Borrower to purchase common shares, ADSs, Share Options and CBs of the Target in the Tender Offer, and taxes and public charges and expenses associated with this.

2.  Funds for cash to be paid by the Borrower to shareholders and Share Options holders of the Target in relation to the Squeeze Out Procedures and for payment of associated expenses (including loan funds to Target for such purpose).

3.  Funds for payment of costs and expenses incurred by the Borrower in connection with the Subsequent Transactions.

4.  Funds for payment of other costs and expenses incurred by the Borrower in connection with the Acquisition.

Execution Date of the Agreement (scheduled):	[MM] [DD], 2020 (NOTE: Executed after the date in which the completion of the Tender Offer is confirmed.)

Number of Drawdowns:	Up to three (3). If Borrower applies for drawdowns of Tranche A Loan and Tranche B Loan to be made on the same date in a single loan application, such drawdowns is treated as a single drawdown.

Order of Drawdowns:	Borrower shall utilize Tranche A Facility at first, and may utilize Tranche B Facility only if the Tranche A Facility Amount has been or will be utilized in full.

Drawdown Period:

Start: [second] Business Day after the execution of the Agreement

End: the day marking the passage of seven (7) months from the execution date or the day marking the passage of three (3) months from the day of completion of the Squeeze Out Procedures, whichever is earlier.

Currency:	Japanese yen only

Loan Application:

1.  By [10:00] a.m. three (3) Business Days prior to its preferred Drawdown Date (in case of the First Drawdown, two (2) Business Days prior to the Drawdown Date) which shall be a Business Day during the Drawdown Period, the Borrower will send to the Lender by facsimile transmission a loan application setting forth its preferred Drawdown Date, preferred loan amount, facility to be utilized and use of funds (including the number of common shares, ADSs, Share Options and CBs expected to be acquired and the expected amount of funds needed for such acquisition). The Borrower shall confirm with the Lender whether the Lender received by facsimile transmission the loan application by phone.

2.  [reserved.]

3.  [reserved.]

4.  After the Lender has received a loan application, the Borrower may not withdraw, cancel or change the application or the loan agreement for a Loan, whatever the reason.

Reduction of Facility Amount:	By giving at least ten (10) Business Days advance written notice, the Borrower can reduce the Facility Amount in full or in part; provided, however, that once reduced, the Facility Amount will not be restored to prior levels. The reduction amount in a case of partial reduction must be an amount that is at least JPY 100 million and is an integral multiple of JPY 100 million. If the Borrower reduce the Facility Amount, the Borrower shall reduce the Tranche B Facility Amount at first, and may reduce the Tranche A Facility Amount only if the unused Tranche B Facility Amount has been or will be reduced to zero (0).

Termination of Obligation to Lend:

In the following cases, if occurred between the date of the Agreement and a Drawdown Date, Lender’s obligation to lend will extinguish:

1.  If the Drawdown Period has ended;

2.  If the Borrower’s obligations hereunder are accelerated as a result of an occurrence of an Event of Default;

3.  If the number of drawdowns has reached the limit;

4. According to “Increased Costs and Illegality” below; or 5. If the unused Facility Amount has been reduced to zero (0).

Exemption of Obligation to Lend:	If any of the Exemption Event has occurred, Lender’s obligation to lend is exempted until such Exemption Event ceases to exist.

Initial Expenses:	Attorneys’ fees, stamp duties and other expenses incurred in connection with the preparation of the Agreement shall be separately paid by the Borrower.

Tranche A Facility

Tranche A Facility Amount:	As shown in “Facility Amount” above

Maturity Date:	[MM] [DD], [2023] (NOTE: It is envisioned to be the day falling three (3) years after the First Drawdown Date.)

Repayment Method:	In a lump sum payment on the Maturity Date

Applicable Interest Rate:	Base Rate plus Spread, payable in arrears (on a day-to-day basis, inclusive of the first day and exclusive of the last day, and on the basis of a year of 365 days)

Base Rate:

Base Rate is the Japanese Yen TIBOR (Telerate page 17097 or its successor page) announced by the JBA TIBOR Administration at 11:00 a.m. or the closest point in time after 11:00 a.m. on the day two (2) Business Days prior to the commencement date of an Interest Calculation Period, for the time period corresponding to the Interest Calculation Period (if for some reason such rate is not announced, an interest rate reasonably decided by the Lender will be the Base Rate); provided, however, that Base Rate for the first Interest Calculation Period is a Lender’s offered rate for one-month Japanese Yen deposit determined on the commencement date of such Interest Calculation Period.

If the Base Rate determined pursuant to the foregoing is less than zero (0), it shall be deemed to be zero (0).

Spread:	0.700% (per annum)

Interest Calculation Period:	Each six (6) months period; provided, that it will be each one (1) month period during the first six (6) months after the Drawdown Date.

Commitment Fee:	0.300% (per annum) of unused Tranche A Facility Amount, payable in arrears (on a day-to-day basis, inclusive of the first day and the last day, and on the basis of a year of 365 days)

Tranche B Facility

Tranche B Facility Amount:	As shown in “Facility Amount” above

Maturity Date:	[MM] [DD], [2025] (NOTE: It is envisioned that the day five (5) years after the First Drawdown Date.)

Repayment Method:	In equal annual installment, starting at [MM] [DD], 2020. (NOTE: It is envisioned that the day twelve (12) months after the First Drawdown Date.)

Applicable Interest Rate:	Base Rate plus Spread, payable in arrears (on a day-to-day basis, inclusive of the first day and exclusive of the last day, and on the basis of a year of 365 days)

Base Rate:

Base Rate is the Japanese Yen TIBOR (Telerate page 17097 or its successor page) announced by the JBA TIBOR Administration at 11:00 a.m. or the closest point in time after 11:00 a.m. on the day two (2) Business Days prior to the commencement date of an Interest Calculation Period, for the time period corresponding to the Interest Calculation Period (if for some reason such rate is not announced, an interest rate reasonably decided by the Lender will be the Base Rate); provided, however, that Base Rate for the first Interest Calculation Period is a Lender’s offered rate for one-month Japanese Yen deposit determined on the commencement date of such Interest Calculation Period.

If the Base Rate determined pursuant to the foregoing is less than zero (0), it shall be deemed to be zero (0).

Spread:	0.800% (per annum)

Interest Calculation Period:	Each six (6) months period

Commitment Fee:	0.300% (per annum) of unused Tranche B Facility Amount, payable in arrears (on a day-to-day basis, inclusive of the first day and the last day, and on the basis of a year of 365 days)

Definitions:

Accounting Documents:

1.  The accounting documents (i.e., the balance sheet and profit/loss statement set forth in Article 435, Paragraph 2 of the Companies Act, the statement of changes in equity and notes set forth in Article 59, Paragraph 1 of the Company Accounting Ordinance) and the business report (jigyo houkokusho) for each business year set forth in Article 435, Paragraph 2 of the Companies Act;

2.  The temporary accounting documents set forth in Article 441, Paragraph 1 of the Companies Act (the balance sheet as of the temporary closing date and the profit/loss statement for the period commencing on the first day of the business year to which the temporary closing date belongs and ending on the temporary closing date set forth in Article 441, Paragraph 1 of the Companies Act), if prepared;

3.  The consolidated accounting documents for each business year set forth in Article 444, Paragraph 1 of the Companies Act, which are required to be prepared under the provisions of Article 444, Paragraph 3 of the Companies Act (the consolidated balance sheet, consolidated profit/loss statement, consolidated statement of changes in equity and consolidated notes set forth in Article 61 of the Company Accounting Ordinance; the same shall apply hereinafter in this Sub-item 3), and other consolidated accounting documents for each business year set forth in Article 444, Paragraph 1 of the Companies Act, if prepared; and

4.  The consolidated and non-consolidated balance sheet, profit/loss statement, statement of changes in equity and notes, irrespective of their name or title, if prepared.

With regard to the Guarantor, the “Accounting Documents” means accounting documents equivalent to these Sub-items 1 to 4 above.

ADSs:	American depositary shares that are registered and issued by JP Morgan Chase Bank, N.A. in the U.S. and listed on the New York Stock Exchange, representing the title to one common share of Target deposited with Mizuho Bank, Ltd., which is the custodian bank of the underlying stock.

Business Day:	Any day, except the days on which banks are closed pursuant to the Laws in Japan

CBs:	Zero Coupon Convertible Bonds Due 2023 (“CBs Due 2023”) and Zero Coupon Convertible Bonds Due 2025 (“CBs Due 2025”) issued by the Target (including share options coupled therewith)

D/E Ratio:	As defined in Exhibit 2

Drawdown Date:	A date on which the Loan is made

EDGAR:	The Electronic Data Gathering, Analysis, and Retrieval system used at the U.S. Securities and Exchange Commission

EDINET:	The Electronic Disclosure for Investors’ NETwork (electronic data processing system as prescribed in Article 27-30-2 of the Financial Instruments and Exchange Act)

Exemption Event:

Any of the following events by which the Lender reasonably determines that making of the Loan is impossible:

1.  an outbreak of a natural disaster, war or terrorist attack;

2.  an interruption or disturbance in electricity, communications or various settlement systems;

3.  any event occurring in the Tokyo interbank market which disables loans in JPY; and

4.  any other event similar to events described in paragraphs 1, 2, and 3 above of which the cause is not attributable to the Lender.

First Drawdown:	The first Loan made hereunder

First Drawdown Date:	The Drawdown Date on which the First Drawdown is made

Interest Coverage Ratio:	As defined in Exhibit 2

Laws:	The treaties, laws, ordinances, cabinet orders, ministerial ordinances, rules, announcements, judgments, orders, decisions, arbitral awards, directives, guidelines and policies of relevant authorities (including, without limitation, rules and guidelines of Financial Instruments Exchanges, security exchanges, Financial Instruments Firms Associations and the Japanese Bankers Associations) and equivalents thereto in jurisdictions other than Japan

Leverage Ratio:	As defined in Exhibit 2

Loan:	Loan(s) made pursuant to this Agreement

Loan Receivables:	The loan receivables in relation to a Loan

M&A Guideline:	The “Fair M&A Guidelines: Enhancing Corporate Value and Securing Shareholders’ Interests” published by the Ministry of Economy, Trade and Industry on June 28, 2019

Potential Event of Default:	An event that would constitute an Event of Default with the elapse of time, notice, or both

Related Agreements:

(1)   This Agreement;

(2)   the Business Integration Agreement (“BIA”) dated December 23, 2019 by and among the Guarantor, SoftBank, the Target, and Z Holdings Corporation; and

(3)   the Transaction Agreement dated December 23, 2019 by and between the Guarantor and SoftBank.

Scheme Disruption Event:	An event set forth in Exhibit 1

Share Options:

(1)   Share options issued based on the resolution of the board of directors meeting of the Target held on December 11, 2013 (“4th Series Share Options”);

(2)   Share options issued based on the resolution of the board of directors meeting of the Target held on December 11, 2013 (“5th Series Share Options”);

(3)   Share options issued based on the resolution of the board of directors meeting of the Target held on February 5, 2014 (“7th Series Share Options”);

(4)   Share options issued based on the resolution of the board of directors meeting of the Target held on February 5, 2014 (“8th Series Share Options”);

(5)   Share options issued based on the resolution of the board of directors meeting of the Target held on August 1, 2014 (“10th Series Share Options”);

(6)   Share options issued based on the resolution of the board of directors meeting of the Target held on August 1, 2014 (“11th Series Share Options”);

(7)   Share options issued based on the resolution of the board of directors meeting of the Target held on September 30, 2014 (“13th Series Share Options”);

(8)   Share options issued based on the resolution of the board of directors meeting of the Target held on September 30, 2014 (“14th Series Share Options”);

(9)   Share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“16th Series Share Options”);

(10)  Share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“17th Series Share Options”);

(11)  Share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“18th Series Share Options”);

(12)  Share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“19th Series Share Options”);

(13)  Share options issued based on the resolution of the board of directors meeting of the Target held on June 26, 2017 (“20th Series Share Options”);

(14)  Share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 (“22nd Series Share Options”);

(15)  Share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 (“23rd Series Share Options”);

(16)  Share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 (“24th Series Share Options”); and

(17)  Share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 and the resolution of the board of directors made on March 30, 2020 (“25th Series Share Options”)

Subsequent Transactions:	Subsequent transactions by and among the Bidcos and the Guarantor relating to the contemplated adjustment of those shareholding percentage in the Target after the Acquisition

Tender Offer Disclosure Materials:	The filing for the Tender Offer and the tender offer report for the Tender Offer (including any filing or report for amendment thereto)

Tranche A Loan:	A Loan disbursed under Tranche A Facility

Tranche B Loan:	A Loan disbursed under Tranche B Facility

<Main Substance of the Agreement>

Obligations of Lender:	Lender shall lend money to the Borrower to the extent of the Facility Amount in accordance with the terms and conditions hereunder.

Conditions Precedent for a Loan:

<Conditions Precedent for a Loan to fund the settlement of the Tender Offer>

The Lender shall make a Loan to fund the settlement of the Tender Offer on the condition that the conditions set forth below are satisfied as of three (3) Business Days prior to the preferred Drawdown Date (in case of the First Drawdown, [two (2)] Business Days prior to the preferred Drawdown Date) and the preferred Drawdown Date (collectively, “Conditions Precedent Satisfaction Confirmation Dates”):

(1)   The Borrower has submitted a loan application set forth in the Agreement and such loan application has fulfilled the terms set forth thereof;

(1-2)Lender’s obligation to lend has not been terminated or exempted;

(2)   All of the Related Agreement has been executed lawfully and validly in the forms reasonably satisfactory to the Lender;

(3)   Borrower’s bank account (“Borrower Account”) has been opened at the Lender’s head quarter or branch lawfully and validly;

(4)   No Event of Default and Potential Event of Default has occurred;

(5)   All of the representations or warranties in the Related Agreements made by parties thereto (excluding the Lender) are true and correct in all material respects (or, if qualified by “materiality,” “material adverse effect” or similar language, in all respects);

(6)   Any parties to the Related Agreements (excluding the Lender) has not breached any provision thereof in any material respect (or, if qualified by “materiality,” “material adverse effect” or similar language, in any respect), and there is no specific reason to believe that any such breach will occur on or after the preferred Drawdown Date;

(7)   The Borrower has submitted all of the following documents to the Lender, and the Lender is reasonably satisfied with the content thereof:

(i)  a certificate of all matters presently recorded (genzaijiko zembu shomeisho) or the certificate of all matters historically recorded (rirekijiko zembu shomeisho)

(provided, however, that such certificate shall be issued within three (3) months before the date of the execution of the Agreement);

(ii)  a certificate of registered seal impression (provided, however, that the certificate shall be issued within three (3) months before the date of the execution of the Agreement);

(iii)   a certified copy of the articles of incorporation and the rules of the board of directors (if any);

(iv) a notification of the seal impression or signature in the form prescribed by the Lender;

(v)   documents certifying that the internal procedures required by Laws and/or internal rules for the execution and performance of this Agreement have been completed;

(vi) a certified copy or certified extract copy of the minutes of the meeting of the board of directors of each Bidco approving the implementation of the Tender Offer (provided, however, that the submission is not required if such fact is disclosed in the Tender Offer Disclosure Materials);

(vii)  a copy of the Tender Offer Disclosure Materials (provided, however, that in cases where the disclosure of the Tender Offer Disclosure Materials has been made by EDINET or EDGAR, a report to the lender to the effect that said disclosure has been made may be substituted for the submission of a copy of the Tender Offer Disclosure Materials);

(viii)  a certified copy or certified extract copy of the minutes of the meeting of the board of directors of the Target agreeing to the Tender Offer (provided, however, that the submission is not required if such fact is disclosed in the Tender Offer Disclosure Materials);

(ix) a copy of the share price valuation report for the Target’s share prepared by JP Morgan Securities Japan Co., Ltd. on behalf of the Target (provided, however, that in cases where the disclosure of the share price valuation report has been made by EDGAR, a report to the Lender to the effect that said disclosure has been made may be substituted for the submission of a copy of the share price valuation report);

(x)   a copy of invoice for the payment of the acquisition prices prepared by the Tender Offer agent in Japan and the U.S.;

(xi) a legal opinion prepared by a legal counsel of the Borrower (which includes the statement opining (a) the Borrower is validly existing, (b) the execution of the

       Agreement has been duly authorized, and (c) the Agreement is legal, valid, binding and enforceable, which is customarily required under this type of transaction);

(xii)  a certified copy of the Related Agreements (other than the Agreement);

(xiii)  documents evidencing that all necessary procedures required by applicable competition laws for the Acquisition have been completed (if any); and

(xiv) a certificate by Borrower’s representative director attesting to satisfaction of the conditions precedent for the Loan (NOTE: It is envisioned that the certificate will be submitted on each Conditions Precedent Satisfaction Confirmation Date);

(8)   Guarantor has submitted all of the following documents to the Lender, and the Lender is reasonably satisfied with the content thereof:

(i)  a commercial registry extract of the Guarantor (provided, however, that the certified copy or certificate shall be issued within three (3) months before the date of the execution of the Agreement) or its equivalent under South Korean Law;

(ii)  a certificate of registered seal impression (provided, however, that the certificate shall be issued within three (3) months before the date of the execution of the Agreement) or its equivalent under South Korean Law;

(iii)   a certified copy of the articles of incorporation and the rules of the board of directors (if applicable) or their equivalent under South Korean Law;

(iv) [reserved.]

(v)   a notification of the seal impression or signature in the form prescribed by the Lender;

(vi) documents certifying that the internal approval procedures required by Laws and/or internal rules for the execution and performance of the Related Agreements have been completed; and

(vii)  a legal opinion prepared by a legal counsel of the Guarantor (which includes the statement opining (a)(i) the Guarantor has lawfully incorporated and is validly existing, (ii) the execution of the Agreement has been duly authorized, and (iii) the Agreement is legal, valid, binding and enforceable, and (b) the choice of the governing law and submission to the jurisdiction of the certain court hereunder are legal and valid under South Korean laws, which are customarily required under this type of transaction);

(9)   Guarantor owns directly 100% of the issued share capital and the voting power of the voting stock of the Borrower;

(10)  Lender reasonably confirmed that the Mizuho Loan will be made to the Borrower in the amount equal to the Loans to be made on the preferred Drawdown Date;

(11)  The following matters concerning the Tender Offer are confirmed in a manner reasonably satisfactory to the Lender:

(i)  completion of the procedures for the Tender Offer

Regarding the Tender Offer, all necessary permits, procedures and authorizations, etc. required by the Laws has been obtained or completed.

(ii)  no event for withdrawal of the Tender Offer

No event falling under withdrawal events of tender offer set forth in Laws or the filing and public notification for the Tender Offer has occurred by the end of the offering period of the Tender Offer.

(iii)   lawful completion of the Tender Offer

The offering period of the Tender Offer has concluded; the Tender Offer has been legally completed with the satisfaction of (x) the requirements and procedures necessary under the Financial Instruments and Exchange Act and other applicable laws and regulations, and (y) the terms and conditions of the Tender Offer such as the numbers of tendered common shares and ADSs (including, but not limited to, setting the purchase price to JPY 5,380 or its equivalent in USD per a share and per an ADS of the Target, setting the purchase price to the following prices per a Share Option (hereinafter referred to as the “Purchase Price of Share Options”), setting no upper or lower limit of the number of common shares to be acquired in the Tender Offer, setting the purchase price to JPY 7,203,820 per face value of JPY 10,000,000 for CBs Due 2023, setting the purchase price to JPY 7,155,400 per face value of JPY 10,000,000 for CBs Due 2025 and setting that each Bidco will equally acquire the tendered common shares, ADSs, Share Options and CBs); and the results of the Tender Offer have been announced accordingly.

(purchase prices of Share Options)

4th Series Share Option	JPY 1
5th Series Share Option	JPY 1
7th Series Share Option	JPY 1
8th Series Share Option	JPY 1
10th Series Share Option	JPY 1
11th Series Share Option	JPY 1
13th Series Share Option	JPY 1
14th Series Share Option	JPY 1
16th Series Share Option	JPY 1
17th Series Share Option	JPY 1
18th Series Share Option	JPY 1
19th Series Share Option	JPY 1
20th Series Share Option	JPY 1
22nd Series Share Option	JPY 1
23rd Series Share Option	JPY 1
24th Series Share Option	JPY 1
25th Series Share Option	JPY 1

(iv) absence of arbitrary information disclosure

The Target or the Bidcos have not made any arbitrary disclosure of information (including, but not limited to, disclosure of any arbitrary downward adjustment of the performance of the Target not based on reasonable grounds) not based on reasonable grounds that would adversely affect the share price of the Target at a time close to announcement of the Tender Offer.

(v)   expression of opinion regarding the Tender Offer by Target

The Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local

Finance Bureau, or the Financial Instruments Exchange or those equivalent in the U.S. has not indicated that the Target would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the expression of opinion by the Target regarding the Tender Offer, except those that have already been solved.

(vi) proper disclosure of the Tender Offer by the Bidcos

The Financial Services Agency, the Securities and Exchange Surveillance Commission, or the Kanto Local Finance Bureau or those equivalent in the U.S. has not indicated that any Bidco would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the disclosure of the Tender Offer by the Bidcos, except for those that have already been solved.

(vii)  no lawsuit concerning legality, etc. of the Tender Offer

(a) No lawsuit concerning the legality or validity of the Tender Offer or to claim damage compensation on the grounds of a violation of disclosure regulations relating to the Tender Offer has been filed; (b) no proceeding for action by government, Financial Instruments Exchange or securities exchange relating to the Tender Offer or disclosure thereof; and (c) there is no specific likelihood of (a) and (b).

(viii)  legality of decision-making by Target

Decision-making by the Target regarding the Tender Offer has been made in a lawful manner, and no specific circumstances have arisen that may raise doubts about the legality of such decision-making (including compliance with the directors’ duty of care of a prudent manager and fiduciary duty).

(ix) maintenance of the Target’s expression of approval

The board of directors of the Target has adopted a unanimous resolution approving the Tender Offer (including all attending statutory auditors not raising objection and not withholding opinion) at its meeting with attendance of all directors (excluding any person who falls under a special interested person or person judged to potentially fall under a special interested person) and unanimously expressed its approval, and the board of directors of the Target has not withdrawn, withheld or changed such approval and has not expressed any dissenting opinion with respect to the Tender Offer. The Target does not express any approval of a tender offer (if any) other than the Tender Offer. Provided, however, that in an event that it is determined after receiving advice from an attorney at law or legal expert who has sufficient experience in the practice of the Companies Act that the absence of (x) the withdrawal, withholding or change of the consent opinion regarding the Tender Offer, (y) the expression of the dissenting opinion or (z) the approval of a tender offer other than the Tender Offer is likely to be a violation by Target’s director of the directors’ duty of care of a prudent manager and fiduciary duty, the Borrower and the Lender shall consult in good faith on the handling the condition set forth in this Item (ix) on the condition that after the success of the Tender Offer, the board of directors of the Target announces its approval of the Tender Offer.

(x)   no change of the Tender Offer Disclosure Materials

The contents of the filing for the Tender Offer and the Subject Company’s Position Statement at the time of commencement of the Tender Offer have not been materially changed from the contents of the Tender Offer Disclosure Materials confirmed by the Lender prior to the issuance of the loan certificate. In addition, the content of the Tender Offer Disclosure Materials at the time of the completion of the Tender Offer has not changed materially from the content of the Tender Offer Disclosure Materials confirmed by the lender by the time of issuance of the loan certificate. Any Tender Offer Disclosure Materials filed in the US has been consistent with the Tender Offer Disclosure Materials filed in Japan in any material respect.

(xi) publication of Material Facts prior to the Tender Offer

In cases where any Bidco or its “Officer, etc.” (meaning as set forth in Article 166(1)(i) of the Financial Instruments and Exchange Act) was aware of “material fact” specified in Article 166 of the Financial Instruments and Exchange Act or “Facts of the Tender Offer, etc.” specified in Article 167 of the Financial Instruments and Exchange Act, and such “material facts” and “Facts of the Tender Offer, etc.” had yet to be announced, such “material facts” and “Facts of the Tender Offer, etc.” have been announced prior to the date of the filing of the Tender Offer.

(xii)  no tender by the Guarantor

The Guarantor has not tendered any share, ADS, CB or other security of the Target in the Tender Offer.

(xiii)  M&A Guideline

The M&A Guideline has been duly considered as far as practicable in the decision-making and procedures for the Acquisition.

(11-2)  On the date of this Agreement, the amount of the net assets of the Borrower as of the end of its most recent business year exceeds JPY1,000,000,000 for the purposes of the Commitment Line Law (tokutei yushiwaku keiyaku ni kansuru houritsu);

(12)   There are no events that would have a material adverse effect on the assets, management, financial condition or other condition, or the future prospects, of the Target or Guarantor, on a consolidated basis, and there is no actual risk of such events occurring; and

(13)   Other conditions set forth in the Agreement as mutually agreed by the Lender and the Borrower upon good-faith consultation.

<Conditions Precedent for a Loan to fund the settlement of the Squeeze Out Procedures>

The Lender shall make a Loan to fund the settlement of the Squeeze Out Procedures on the condition that the conditions set forth below are satisfied as of each Conditions Precedent Satisfaction Confirmation Date:

(1)   All of “Conditions Precedent for a Loan to fund the settlement of the Tender Offer” have been satisfied (applied mutatis mutandis). Regarding materials already submitted for the relevant conditions precedent for loan drawdown, in place of re-submission, a certificate by Borrower’s representative director to the effect that there has been no change to the information set forth in the relevant material can be submitted, and if there has been change to information set forth in materials already submitted to satisfy the relevant conditions precedent to loan drawdown, materials reflecting such changes shall be submitted;

(2)   The settlement for the Tender Offer has been completed;

(3)   All of the Share Options, other share options (if any) and CBs of the Target have been acquired or redeemed by the Target or Bidcos, and all of the perfection requirements therefor are satisfied;

(4)   In relation to the Squeeze Out Procedures, all procedures other than settlement have been lawfully completed, and certified copies of the following has been submitted to the Lender by three (3) Business Days prior to the preferred Drawdown Date:

(a)   documents to be kept in advance pertaining to the share consolidation;

(b)   the minutes of the board of directors setting the record date for the extraordinary general meeting of shareholders resolving on the share consolidation;

(c)   the minutes of the board of directors to call such general meeting of shareholders;

(d)   the minutes of such general meeting of shareholders;

(e)   the public notice by the Target to its shareholders;

(f)   documents to be kept subsequently pertaining to the share consolidation;

(g)   documents filed in connection with the ADSs (if the disclosure of such filings has been made by EDGAR, a report to the Lender to the effect that said disclosure has been made may be substituted for the submission); and

(h)   other documents reasonably required by the Lender in connection with the Squeeze Out Procedures.

(5)   With regard to the disposition of fractional shares in the Squeeze Out Procedures, the permission of the court prescribed in Article 234(2) or (4) of the Companies Act as applied mutatis mutandis pursuant to Article 235(2) of the

       Companies Act has been rendered, and documents evidencing such permission has been submitted to the Lender;

(6)   No claim for enjoinments of the share consolidation has been filed (regardless of whether provisionary disposition or otherwise);

(7)   No action for revocation, invalidation or absence of the resolution of the general meeting of shareholders which resolution is made in connection with the share consolidation for the Squeeze Out Procedure, or other similar action (excluding lawsuits pertaining to claim for the purchase of shares under Article 116(1) of the Companies Act), has been filed, and there is no specific reason to believe that such action or lawsuit will be filed; and

(8)   Other conditions set forth in the Agreement as mutually agreed by the Lender and the Borrower upon good-faith consultation.

<Conditions Precedent for a Loan to fund a payment for the Subsequent Transactions>

The Lender shall make a Loan to fund a payment for the Subsequent Transactions on the condition that the conditions set forth below are satisfied as of each Conditions Precedent Satisfaction Confirmation Date:

(1)   All of “Conditions Precedent for a Loan to fund the settlement of the Tender Offer” and “Conditions Precedent for a Loan to fund the settlement of the Squeeze Out Procedures” have been satisfied (applied mutatis mutandis). Regarding materials already submitted for the relevant conditions precedent for loan drawdown, in place of re-submission, a certificate by Borrower’s representative director to the effect that there has been no change to the information set forth in the relevant material can be submitted, and if there has been change to information set forth in materials already submitted to satisfy the relevant conditions precedent to loan drawdown, materials reflecting such changes shall be submitted;

(2)   The Lender has been notified of the form and substance of the Subsequent Transactions in writing and reasonably satisfied therewith;

(3)   The Subsequent Transactions have been duly and lawfully completed in the form and substance notified to the Lender, or it is found to be reasonably certain that the Subsequent Transactions will be duly and lawfully completed after the Loan disbursement in such form and substance;

(4)   In relation to the Subsequent Transactions, the following has been submitted to the Lender by three (3) Business Days prior to the preferred Drawdown Date:

(a)   documents certifying that the internal procedures required for the Borrower and Guarantor under Laws and/or internal rules have been completed;

(b)   materials evidencing the use of the Loan proceeds; and

(c)   other documents reasonably required by the Lender in connection with the Subsequent Transactions; and

(5)   Other conditions set forth in the Agreement as mutually agreed by the Lender and the Borrower upon good-faith consultation.

Making of Loans:	If all conditions set forth in “Conditions Precedent for a Loan” above are satisfied or waived as of the relevant preferred Drawdown Date, the Lender shall deposit the Loan Amount in the Borrower Account by [11:00 a.m.] on the corresponding preferred Drawdown Date.

Failure to Make Loan:

(1)   If the Lender decides not to make the Loan for the reason that all or part of the conditions set forth in “Conditions Precedent for a Loan” above are not satisfied, the Lender may notify the Borrower of such decision by 5:00 p.m., Tokyo time, on the Business Day immediately preceding the corresponding preferred Drawdown Date.

(2)   Any damages incurred by the Lender as a result of the Lender’s failure to make the Loan (including, but not limited to, break funding costs incurred by the Lender due to the Borrower’s cancellation of an agreement for a Loan) shall be borne by the Borrower; provided, however, that the foregoing shall not apply if the failure to make the Loan constitutes a breach of the Lender’s obligation to lend, in which case any damages reasonably incurred by the Borrower as a result of the Lender’s failure to make the Loan shall be borne by the Lender.

Increased Costs and Illegality:

(1)   If the Lender has incurred the Increased Costs (as defined below), upon the Lender’s request, the Borrower shall elect either to bear the Increased Costs or to repay the obligations to the Lender and terminate the Lender’s obligation to lend.

“Increased Costs” means, in the cases where the Lender’s lending expenses under the Agreement are increased due to (i) any enactment or amendment of Laws, or any change in the interpretation or application thereof, (ii) establishment or increase in capital reserves, or (iii) any change in accounting regulations or practice, the portion of the lending expenses so increased.

(2)   If the Agreement becomes contrary to any Laws, the Lender may (i) when the continuation of the Lender’s obligation to lend is considered to be illegal as of any day prior to each Drawdown Date, terminate the Lender’s obligation to lend, and (ii) when the continuation of a Loan that has already been made is considered to be illegal, request the Borrower to repay the entire amount of the outstanding Loan.

Voluntary Prepayment:	Voluntary prepayment may be made only when the Borrower gives a written notice (“Voluntary Prepayment Notice”) to the Lender by ten (10) Business Days in advance. The principal amount which the

Borrower desires to prepay shall be the full amount of the outstanding principal amount, or the amount of JPY 100 million and integral multiples of JPY 100 million in excess thereof. In this case, the Borrower shall pay the accrued interest and the break funding cost, for the period commencing on the date of the prepayment and ending on the immediately following interest payment date, calculated at the rate reasonably determined by the Lender. For the avoidance of doubt, the Borrower shall not be obliged to pay any break funding cost if such voluntary prepayment is made on each interest payment date.

Mandatory Prepayment:

1.  If the Borrower wishes to sell, or otherwise dispose of, a share, ADSs, Share Options, other share options, or CBs of the Target to a third party other than the Guarantor or any of the Guarantor’s affiliates, or otherwise actualize the value of such share (including, but not limited to, any sale, disposition or actualization of the value of a share of a company which holds shares of the Target), the Borrower will notify the Lender in writing at least ten (10) Business Days prior to such value realization, and will make prepayment of an amount equivalent to 50% of the full amount of (x) the value so realized less (y) reasonable expenses (including taxes and public charges), [on the interest payment date arriving immediately after] / [• Business Days after] the day of receipt of funds.

2.  If any of the CBs held by the Guarantor is redeemed or otherwise acquired by the Target, (i) the Guarantor will notify the Lender in writing at least ten (10) Business Days prior to such redemption or acquisition, (ii) the Guarantor will contribute such redemption or acquisition proceeds into the Borrower by thirty (30) days after the receipt of funds, and

(iii) the Borrower will make prepayment of an amount equivalent to 50% of the full amount of (x) such redemption or acquisition price less (y) reasonable expenses (including taxes and public charges), on the interest payment date arriving immediately after the day of capital contribution by the Guarantor; provided that the Borrower will not be required to make such prepayment any more once the total amount prepaid pursuant to this Item 2 reaches JPY 35,000 million.

Application of Prepayment Proceeds:

Both voluntary prepayments and mandatory prepayments of the Loans will be applied in the following order:

1.  In prepayment of the Tranche B Facility in full towards a reverse chronological order of maturity; and

2.  In prepayment of the Tranche A Facility in full.

Provided, however, (i) if the Borrower instructs otherwise in the Voluntary Prepayment Notice, such voluntary prepayment will be applied in accordance with such instruction, and (ii) mandatory prepayments made pursuant to the Item 2 of “Mandatory Prepayment” will be applied only in prepayment of the Tranche A Facility.

Default Interest:	14% per annum (on a day-to-day basis, inclusive of the first and the last days, and on the basis of a year of 365 days)

Expenses, Taxes and Public Charges:	All reasonable expenses incurred in connection with the preparation, etc. of the Agreement and any documents related thereto, the stamp duties and any other similar taxes and public charges related to the Agreement, shall be borne by the Borrower.

Guarantee:

(1)   Guarantor shall, jointly and severally with the Borrower, guarantee to the Lender any and all obligations, which are owed, or will be owed in the future, by the Borrower to the Lender under the Agreement. In the event that the Lender requests the Guarantor to perform the guaranty obligations, the request for performance shall also be effective with respect to the Borrower.

(2)   Guarantor shall not assert any exemption of its obligations against, or otherwise raise any objection to, the Lender, even if the Lender, for its own convenience, alters or releases all or part of the security interest or guarantee held by the Lender with respect to any and all of the obligations that are, or will be in the future, owed to the Lender by the Borrower under the Agreement. Guarantor shall not make any claim for damages sustained therefrom against the Lender.

(3)   Even in the cases where Guarantor has performed all or part of the guarantee obligations to the Lender, if there is any continuing transaction between the Borrower and the Lender, the Guarantor shall not exercise any right that has been obtained from the Lender by subrogation under the performance of the guarantee obligations under the Agreement, without the approval of the Lender. Guarantor shall, upon the request of the Lender, assign such right or priority without compensation to the Lender; provided, however, that if, after the Guarantor assigns such right or priority to the Lender, the Borrower completes the performance of all obligations under this Agreement toward the Lender, the Lender shall re-assign such right or priority which remains without compensation to Guarantor.

(4)   If Guarantor provides the Lender with any guarantee other than the guarantee obligations set forth in Paragraph (1) above with respect to the transactions between the Borrower and the Lender, such guarantee shall not be altered at all due to the assumption of the guarantee obligations pursuant to Paragraph (1) above.

(5)   Guarantor shall not assert that the receivables of the Borrower due from the Lender shall be set off against the obligations that are, or will be in the future, owed to the Lender by the Borrower under the Agreement and shall not assert that the Guarantor may refuse the performance of the guarantee obligations because of such receivables.

(6)   (i) Guarantor shall perform its guarantee obligations in the same currency as the obligations of the Borrower to be paid under the Agreement.

(ii)  Regardless of any material or critical change in financial environments or circumstances or in the Laws, any governmental (including quasi-governmental) orders, rules, so-called reschedulings or other dispositions, or else (including any non-enforceable dispositions), which may take place whether in Japan or abroad, and whether or not it affects any of the obligations of the Borrower or Guarantor in any manner, the obligations of Guarantor to perform the guaranteed obligations in accordance with the terms and conditions of the Agreement shall not be affected thereby in any manner and Guarantor shall remain fully responsible and liable to perform its obligations under the Agreement (including its obligations under Item (i) above) in accordance with the Agreement, to the extent permitted under the applicable Laws, any governmental (including quasi-governmental) orders, rules binding upon the Guarantor. Notwithstanding the foregoing, if Guarantor may not perform any of its obligations under the Agreement in the currency as set forth in Item (i) above due to any restriction binding upon the Guarantor under the Foreign Exchange and Foreign Trade Law or any other applicable Laws, the Guarantor shall indemnify the Lender against any and all damages incurred or suffered by the Lender due to such order or restriction.

(iii)  The obligations which Guarantor owes pursuant to Items (i) and (ii) above are indemnity obligations which are independent from the Borrower’s principal obligations and Guarantor hereby consents that Article 448 of the Civil Code does not apply to such obligations.

Performance of Obligations by Borrower and Guarantor:

(1)   On each payment date, the Borrower shall deposit the money in the amount equivalent to the principal and interest payable on such day in the relevant Borrower Account no later than 10:00 a.m., Tokyo time. The Borrower shall maintain Borrower Account at its expense.

(2)   The payments by the Borrower and Guarantor under the Agreement shall be applied to the obligations in the order set forth below (with respect to Guarantor, including the guarantee obligations for the Borrower’s obligations set forth in each item below):

(i) those expenses to be borne by the Borrower or Guarantor under the Agreement, payable to a third party;

(ii)  those expenses to be borne by the Borrower or Guarantor under the Agreement, which the Lender has incurred in place of such Borrower or Guarantor, and default interest thereon;

(iii)  the default interest (other than the default interest set forth in Items (ii) above) and the break funding cost;

(iv) commitment fees;

(v)   the interest on the Loans; and

(vi) the principal of the Loans.

(3)   Unless otherwise required by the Laws, the Borrower and Guarantor shall not deduct taxes and public charges from the amount of obligations to be paid pursuant to the Agreement. If the Borrower or Guarantor is required to deduct taxes and public charges from the amount payable by such Borrower or Guarantor, such Borrower or Guarantor shall additionally pay the amount necessary in order for the Lender to be able to receive the amount that it would receive if no taxes and public charges were imposed. In such case, such Borrower or Guarantor shall, within 30 days from the date of payment, directly send to the Lender the certificate of such tax payment issued by the tax authorities in Japan or place of incorporation of Guarantor or other competent governmental authorities, as applicable.

Representations and Warranties by Borrower and Guarantor:

(1)   The Borrower represents and warrants that each of the matters set forth below is true and correct as of the date of the execution of the Agreement, each preferred Drawdown Date and each Drawdown Date:

(i) the Borrower is a legal entity duly incorporated and validly existing under the Laws of Japan;

(ii)  the execution and delivery of, and the performance of the obligations under, the Agreement, and the consummation of any transactions contemplated thereby, by the Borrower are within the corporate purposes of the Borrower, and the Borrower has duly completed all procedures necessary therefor under the Laws, the articles of incorporation and other internal rules of the Borrower;

(iii)  the execution and delivery of, and the performance of the obligations under, the Agreement, and the consummation of any transactions contemplated thereby, by the Borrower do not result in any violation or breach of the Laws, the articles of incorporation and other internal rules of the Borrower, or any contract;

(iv) the person who signed or attached his/her name and seal to the Agreement as the representative of the Borrower is authorized to sign or attach his/her name and seal to the Agreement as the representative of the Borrower;

(v)   the Agreement constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms of the Agreement;

(vi) the Accounting Documents prepared by the Borrower (or the audited Accounting Documents, if the Accounting Documents are required by the Laws to be audited or are otherwise audited) are accurately and duly prepared in light of the generally-accepted accounting principles in Japan (except for minor errors that would not have a material adverse effect on credit decisions made by the Lender) and have been audited as required if auditing was required under the Laws;

(vii) no material change, which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement with respect to the information provided by the Borrower, and, after the last day of the fiscal term ending in December 2019, no material change, which may cause a deterioration of the business, assets, or financial condition of the Borrower or Guarantor reflected in the Accounting Documents (or the audited Accounting Documents, if the Accounting Documents are required by the Laws to be audited or are otherwise audited) and any other accounting documents prepared by the Borrower for that fiscal term or which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement, has occurred;

(viii)no lawsuit, etc. has commenced or is specifically likely to commence with respect to the Borrower, which will or would reasonably be expected to cause material adverse effects on the performance by the Borrower of the obligations under the Agreement;

(ix) no Event of Default or Potential Event of Default has occurred or is specifically likely to occur;

(x)   the Borrower does not fall under any of the following Sub-items (a) through (n) (“Antisocial Force Related Party”):

(a)   being a Boryokudan (meaning an organization which is likely to encourage its members (including the members of its member organization) to commit violent illegal activities, etc. as a group or on a regular basis; the same shall apply hereinafter in this Item (x));

(b)   being a Boryokudan Member (meaning a member of Boryokudan; the same shall apply hereinafter in this Item (x));

(c)   having ceased to be a Boryokudan Member within five (5) years;

(d)   being a Boryokudan Associate Member (meaning a person having a relationship with a Boryokudan,

       other than the Boryokudan Member, who is likely to commit violent illegal activities, etc. backed by the force of Boryokudan, or who cooperates with or engages in the maintenance or operation of a Boryokudan by supplying the Boryokudan or Boryokudan Members with funds, weapons, etc.; the same shall apply hereinafter in this Item (x));

(e)   being a Boryokudan-related company (meaning a company with respect to which a Boryokudan Member is substantially involved in the management, a company managed by a Boryokudan Associate Member or former Boryokudan Member which actively cooperates with or engages in the maintenance or operation of a Boryokudan by supplying funds, etc., or a company which cooperates with the maintenance or operation of a Boryokudan by actively utilizing it in operating business);

(f)   being a sokaiya, etc. (meaning a sokaiya (a professional troublemaker at stockholders’ meetings), kaisha goro (a corporate racketeer) or other person who is likely to commit violent illegal activities, etc. to obtain unfair profits from the corporations, etc. and thereby threaten safe civic life);

(g)   being a shakai undo to hyobo goro (meaning a person who is likely to commit violent illegal activities, etc. to obtain unfair profit by pretending or advocating social or political movement and thereby threaten safe civic life);

(h)   being a tokushu chino boryoku shudan, etc. (meaning a group or person, other than those specified in Sub-items (a) through (g) above, who plays a core role in structural unfairness by utilizing the force of a Boryokudan backed by the relationship, or by having a financial connection with a Boryokudan);

(i) being any other person similar to those specified in Sub-items (a) through (h) above;

(j) having a relationship with any person specified in Sub-items (a) through (i) above (hereinafter referred to as the “Boryokudan Member, etc.” in this Item (x)) so that its management is deemed to be controlled by such Boryokudan Member, etc.;

(k)   having a relationship with any Boryokudan Member, etc. so that such Boryokudan Member, etc. is deemed to be substantially involved in its management;

(l) having a relationship with any Boryokudan Member, etc. so that it is deemed to improperly utilize such

       Boryokudan Member, etc. for the purpose of seeking an illicit profit for itself or any third party or giving damage to any third party;

(m) having a relationship with any Boryokudan Member, etc. so that it is deemed to supply funds, etc. or provide favors to such Boryokudan Member, etc.; or

(n)   having an officer or any person substantially involved in its management who has a socially reprehensive relationship with any Boryokudan Member, etc.;

(xi) each party (other than the Lender) to the Related Agreements to which the Borrower is a party observes its obligations thereunder, and no breach, event of default, potential even of default, event of acceleration, potential event of acceleration, events of nullification, events of cancellation, events of rescission, other events of termination, events of avoidance, or events of voiding, which materially affect (a) the performance of the obligations of the Borrower or Guarantor under the Agreement or (b) the Acquisition, has occurred. All representations or warranties made by each party (other than the Lender) to the Related Agreements thereunder is true and correct in all material respects, and there are no facts that call into question the truthfulness or accuracy of such representations or warranties in any material respect;

(xii) Guarantor owns directly 100% of the issued share capital and the voting power of the voting stock of the Borrower;

(xiii)the following matters concerning the Tender Offer are true and correct:

(a)   Completion of the procedures for the Tender Offer

     Regarding the Tender Offer, all necessary permits, procedures and authorizations, etc. required by the Laws has been obtained or completed.

(b)   No event for withdrawal of the Tender Offer

     No event falling under withdrawal events of tender offer set forth in Laws or the filing and public notification for the Tender Offer has occurred by the end of the offering period of the Tender Offer.

(c)   Lawful completion of the Tender Offer

     The offering period of the Tender Offer has concluded; the Tender Offer has been legally completed with the satisfaction of (x) the requirements and procedures necessary under the Financial Instruments and Exchange Act and other applicable laws and regulations and (y) the terms and conditions of the Tender Offer such as the numbers of tendered common shares and ADSs (including, but not limited to, setting the purchase price to JPY 5,380 or its equivalent in USD per a share and per an ADS of the Target, setting the Purchase Price of Share Options to the following prices, setting no upper or lower limit of the number of common shares to be acquired in the Tender Offer), setting the purchase price to JPY 7,203,820 per face value of JPY 10,000,000 for CBs Due 2023, setting the purchase price to JPY 7,155,400 per face value of JPY 10,000,000 for CBs Due 2025 and setting that each Bidco will equally acquire the tendered common shares, ADSs, stock acquisitions rights and CBs); and the results of the Tender Offer have been announced accordingly.

(purchase prices of Share Options)

4th Series Share Option	JPY 1
5th Series Share Option	JPY 1
7th Series Share Option	JPY 1
8th Series Share Option	JPY 1
10th Series Share Option	JPY 1
11th Series Share Option	JPY 1
13th Series Share Option	JPY 1
14th Series Share Option	JPY 1
16th Series Share Option	JPY 1
17th Series Share Option	JPY 1
18th Series Share Option	JPY 1
19th Series Share Option	JPY 1
20th Series Share Option	JPY 1
22nd Series Share Option	JPY 1
23rd Series Share Option	JPY 1
24th Series Share Option	JPY 1
25th Series Share Option	JPY 1

(d)    Absence of arbitrary information disclosure

The Target or the Bidcos have not made any arbitrary disclosure of information (including, but not limited to, disclosure of any arbitrary downward adjustment of the performance of the Target not based on reasonable grounds) not based on reasonable grounds that would adversely affect the share price of the Target at a time close to announcement of the Tender Offer.

(e)    Expression of opinion regarding the Tender Offer by Target

The Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto

Local Finance Bureau or the Financial Instruments Exchange or those equivalent in the U.S has not indicated that the Target would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the expression of opinion by the Target regarding the Tender Offer, except those that have already been solved.

(f)    Proper disclosure of the Tender Offer by the Bidcos

The Financial Services Agency, the Securities and Exchange Surveillance Commission, or the Kanto Local Finance Bureau or those equivalent in the U.S. has not indicated that any Bidco would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the disclosure of the Tender Offer by the Bidcos, except for those that have already been solved.

(g)    No lawsuit concerning legality, etc. of the Tender Offer

(x) No lawsuit concerning the legality or validity of the Tender Offer or to claim damage compensation on the grounds of a violation of disclosure regulations relating to the Tender Offer has been filed; (y) no proceeding for action by government, Financial Instruments Exchange or securities exchange relating to the Tender Offer or disclosure thereof; and (z) there is no specific likelihood of (x) and (y).

(h)    Legality of decision-making by Target

Decision-making by the Target regarding the Tender Offer has been made in a lawful manner, and no specific circumstances have arisen that may raise doubts about the legality of such decision-making (including compliance with the directors’ duty of care of a prudent manager and fiduciary duty).

(i)  Maintenance of the Target’s expression of approval

The board of directors of the Target has adopted a unanimous resolution approving the Tender Offer (including all attending statutory auditors not raising objection and not withholding opinion) at its meeting with attendance of all directors (excluding any person who falls under a special interested person or person judged to potentially fall under a special interested person) and unanimously expressed its approval, and the board of directors of the Target has not withdrawn, withheld or changed such approval and has not expressed any dissenting opinion with respect to the Tender Offer. The Target does not express any approval of a tender offer (if any) other than the Tender Offer. Provided, however, that in an event that it is determined after receiving advice from an attorney at law or legal expert who has sufficient experience in the practice of the Companies Act that the absence of (x) the withdrawal, withholding or change of the consent opinion regarding the Tender Offer, (y) the expression of the dissenting opinion or (z) the approval of a tender offer other than the Tender Offer is likely to be a violation by Target’s director of the directors’ duty of care of a prudent manager and fiduciary duty, the Borrower and the Lender shall consult in good faith on the handling the condition set forth in this Item (i) on the condition that after the success of the Tender Offer, the board of directors of the Target announces its approval of the Tender Offer.

(j)  No change of the Tender Offer Disclosure Materials

The contents of the filing for the Tender Offer and the Subject Company’s Position Statement at the time of commencement of the Tender Offer have not been materially changed from the contents of the Tender Offer Disclosure Materials confirmed by the Lender prior to the issuance of the loan certificate. In addition, the content of the Tender Offer Disclosure Materials at the time of the completion of the Tender Offer has not changed materially from the content of the Tender Offer Disclosure Materials confirmed by the lender by the time of issuance of the loan certificate. Any Tender Offer Disclosure Materials filed in the US has been consistent with the Tender Offer Disclosure Materials filed in Japan in any material respect.

(k)    Publication of Material Facts prior to the Tender Offer

In cases where any Bidco or its “Officer, etc.” (meaning as set forth in Article 166(1)(i) of the Financial Instruments and Exchange Act) was aware of “material fact” specified in Article 166 of the Financial Instruments and Exchange Act or “Facts of the Tender Offer, etc.” specified in Article 167 of the Financial Instruments and Exchange Act, and such “material facts” and

“Facts of the Tender Offer, etc.” had yet to be announced, such “material facts” and “Facts of the Tender Offer, etc.” have been announced prior to the date of the filing of the Tender Offer.

(l)  No tender by the Guarantor

The Guarantor has not tendered any share, ADS, CB or other security of the Target in the Tender Offer.

(m)  M&A Guideline

The M&A Guideline has been duly considered as far as practicable in the decision-making and procedures for the Acquisition;

(xiv) on the date of this Agreement, the amount of the net assets of the Borrower as of the end of its most recent business year exceeds JPY1,000,000,000 for the purposes of the Commitment Line Law (tokutei yushiwaku keiyaku ni kansuru houritsu);

(xv)   on or after the date in which the Target or Bidcos acquires or redeems Share Options, other share options and CBs of the Target, such acquisition or redemption has been conducted lawfully and validly. Such acquisition or redemption has not been subject to any avoidance, rescission of fraudulent act or other similar action, and there is no specific reason to believe that it will be subject to such action. Further, no event of termination, cancellation or voidance has occurred in connection with the agreement(s) of such acquisition or redemption, no action for revocation, invalidation or absence of relevant resolution of a board of directors or a shareholders’ meeting has been initiated, and there is no specific reason to believe that such event or action will occur or be initiated;

(xvi) on or after the date in which the Squeeze Out Procedures are completed, no share options or CBs of the Target exists other than those held by the Target or Bidcos, and the Squeeze Out Procedures have been conducted lawfully and validly. Further, no claim for enjoinments related to the Squeeze Out Procedures has been initiated (regardless of whether provisionary disposition or otherwise), no action for revocation, invalidation or absence of relevant resolution of a shareholders’ meeting related to the Squeeze Out Procedures has been initiated, and there is no specific reason to believe that such claim or action will be initiated;

(xvii)  on the date in which a Loan to fund a payment for the Subsequent Transactions is disbursed, (a) the Subsequent Transactions have been conducted lawfully and validly in the form and substance notified to, and satisfied by the

Lender, or (b) it is found to be reasonably certain that the Subsequent Transactions will be conducted lawfully and validly in the form and substance notified to, and satisfied by, the Lender. Further, no claim for enjoinments related to the Subsequent Transactions has been initiated (regardless of whether provisionary disposition or otherwise), no action for revocation, invalidation or absence of relevant resolution of a shareholders’ meeting or directors related to the Subsequent Transactions (if required) has been initiated, and there is no specific reason to believe that such claim or action will be initiated; and

(xviii)  other matters set forth in the Agreement as mutually agreed between the Lender and the Borrower upon good-faith consultation.

(2)   The Guarantor represents and warrants that each of the matters set forth below is true and correct as of the date of the execution of the Agreement, each preferred Drawdown Date and each Drawdown Date:

(i)  the Guarantor is a legal entity duly incorporated and validly existing under the Laws of place of incorporation of the Guarantor;

(ii)   the execution and delivery of, and the performance of the obligations under, the Related Agreements, and the consummation of any transactions contemplated thereby, by the Guarantor are within the corporate purposes of the Guarantor, and the Guarantor has duly completed all procedures necessary therefor under the Laws, the articles of incorporation and other internal rules of the Guarantor;

(iii)   the execution and delivery of, and the performance of the obligations under, the Related Agreements, and the consummation of any transactions contemplated thereby, by the Guarantor do not result in any violation or breach of the Laws, the articles of incorporation and other internal rules of the Guarantor, or any contract;

(iv)  the person who signed or attached his/her name and seal to each Related Agreement as the representative of the Guarantor is authorized to sign or attach his/her name and seal to such Related Agreement as the representative of the Guarantor;

(v)    each Related Agreement constitutes legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with the terms of such Related Agreement;

(vi)  the Accounting Documents prepared by the Guarantor (or the audited Accounting Documents, if the Accounting Documents are required by the Laws to be audited or are otherwise audited) are accurately and duly prepared in light of the generally-accepted accounting principles in place of incorporation of the Guarantor (except for minor errors that would not have a material adverse effect on credit decisions made by the Lender) and have been audited as required if auditing was required under the Laws;

(vii)  no material change, which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement with respect to the information provided by the Guarantor, and, after the last day of the fiscal term ending in December 2019, no material change, which may cause a deterioration of the business, assets, or financial condition of the Borrower or Guarantor reflected in the Accounting Documents (or the audited Accounting Documents, if the Accounting Documents are required by the Laws to be audited or are otherwise audited) and any other accounting documents prepared by the Guarantor for that fiscal term or which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement, has occurred;

(viii)   no lawsuit, etc. has commenced or is specifically likely to commence with respect to the Guarantor, which will or would reasonably be expected to cause material adverse effects on the performance by the Guarantor of the obligations under the Agreement;

(ix)  no Event of Default or Potential Event of Default has occurred or is specifically likely to occur;

(x)    the Guarantor is not Antisocial Force Related Party;

(xi)  each party (other than the Lender) to the Related Agreements to which the Guarantor is a party observes its obligations thereunder, and no breach, event of default, potential even of default, event of acceleration, potential event of acceleration, events of nullification, events of cancellation, events of rescission, other events of termination, events of avoidance, or events of voiding, which materially affect (a) the performance of the obligations of the Borrower or Guarantor under the Agreement or (b) the Acquisition, has occurred. All representations or warranties made by each party (other than the Lender) to the Related Agreements thereunder is true and correct in all material respects, and there are no facts that call into question the truthfulness or accuracy of such representations or warranties in any material respect; provided that, a representation and warranty under the Business Integration Agreement and the Transaction Agreement relating to a party other than the Guarantor shall not be deemed to be untrue unless the Guarantor has the right to terminate the relevant Related Agreement as a result of the condition or circumstance making such representation and warranty untrue; provided further that a representation and warranty shall not be deemed to be untrue unless such would materially and adversely affect the interests of the Lender;

(xii)  Guarantor owns directly 100% of the issued share capital and the voting power of the voting stock of the Borrower; and

(xiii)   other matters set forth in the Agreement as mutually agreed between the Lender and the Borrower upon good faith discussion.

Covenants of Borrower and Guarantor:

(1)   The Borrower covenants to perform, at its expense, the matters set forth below until all of the Lender’s obligations to lend are terminated and all of the obligations under the Agreement are completely performed:

(i) Obligations of submission and notification:

(a)   if any Event of Default or Potential Event of Default has occurred, or is likely to occur, the Borrower shall immediately notify the Lender thereof.

(b)   (x) if the Borrower prepares the Accounting Documents (provided, however, that the Borrower shall prepare the Accounting Documents for each semiannual period on a non-consolidated basis), the Borrower shall promptly submit a copy thereof to the Lender.

(y) in preparing the Accounting Documents, the Borrower shall accurately and duly prepare them in light of the generally-accepted accounting principles in Japan.

(c)   upon the reasonable request made by the Lender, the Borrower shall immediately notify the Lender of the conditions of the assets, management, or businesses of the Borrower and the Guarantor(whether consolidated or non-consolidated, as requested by the Lender), and shall provide the necessary assistance to facilitate the investigations thereof.

(d)   if any material change has occurred or is likely to occur with the passage of time, with respect to the assets, management, financial condition or other condition, or the future prospects of the Borrower or the Guarantor (whether consolidated or non-consolidated), or if any lawsuit, etc., which may materially affect or is likely to materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement has commenced or is likely to commence, the Borrower shall immediately notify the Lender thereof.

(e)   if any of representations or warranties made in the Related Agreements by the parties thereto (other than the Lender) is found to be materially untrue, the Borrower shall immediately notify the Lender thereof.

(f)   if any change on shareholders, parent companies or capital structure of the Target has occurred on or after the completion of the Squeeze Out Procedures or Guarantor has transferred any of the Target’s shares (including ADSs) prior to the completion of the Squeeze Out Procedures, the Borrower shall immediately notify the Lender thereof.

(g)   if the Lender reasonably requests, the Borrower shall immediately notify the Lender of the current status of the Acquisition.

(h)   if the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau or the Financial Instruments Exchange or those equivalent in the U.S. indicates, or conducts any investigation in connection with, any (possible) violation of the Laws or the rules of Financial Instruments Exchange or securities exchange, the Borrower shall immediately notify the Lender thereof.

(i) if a petition for determination of price is filed or a court renders a decision on such determination in connection with the Squeeze Out Procedures, the Borrower shall immediately notify the Lender thereof.

(j) in relation to the Squeeze out, the Borrower shall submit to the Lender certified copies of the following promptly after the preparation thereof (but in any event no later than the completion of the Squeeze Out Procedures):

(A)  documents to be kept in advance pertaining to the share consolidation;

(B)  the minutes of the board of directors setting the record date for the extraordinary general meeting of shareholders resolving on the share consolidation;

(C)  the minutes of the board of directors to call such general meeting of shareholders;

(D)  the minutes of such general meeting of shareholders;

(E)  the public notice by the Target to its shareholders;

(F)  documents to be kept subsequently pertaining to the share consolidation;

(G)  documents filed in connection with the ADSs (if the disclosure of such filings has been made by EDGAR, a report to the Lender to the effect that said disclosure has been made may be substituted for the submission); and

(H)  other documents reasonably required by the Lender in connection with the Squeeze Out Procedures.

(k)   with regard to the disposition of fractional shares in the Squeeze Out Procedures, promptly after that the permission of the court prescribed in Article 234(2) or (4) of the Companies Act as applied mutatis mutandis pursuant to Article 235(2) of the Companies Act is rendered (but in any event no later than the completion of the Squeeze Out Procedures), the Borrower shall submit to the Lender documents evidencing such permission.

(l) If any of the CBs has been tendered in the Tender Offer, the Borrower shall procure the additional financing necessary to cover the shortage of the funding for the Acquisition and Subsequent Transactions which shortage shall arise out of the payment of the purchase prices of such CBs, in a timely manner reasonably satisfactory to the Lender (such financing may include loans from the Guarantor or cash withheld by the Borrower).

(ii)  Negative pledge:

The Borrower shall not grant any security to secure any obligations of the Borrower, the Guarantor or any third party, unless the Lender gives its prior written consent; provided, however, that this provision shall not apply to the cases where such granting falls under any of the following items and the Borrower has given a prior written notice to the Lender thereof; provided, further that in each case under any of the following item, the Borrower shall not grant any security interest created over a share, an ADSs, a Share Option, a share option or a CBs of the Target or other valuables which the Borrower acquires in exchange of such share, ADSs, Share Options, share options or CBs . For the purpose hereof, the granting of security shall mean the granting of security interests on any assets of the Borrower, or the pre-engagement agreement for the granting of security interests on any assets of the Borrower. For the avoidance of doubt, granting of security herein does not include provision of any guarantee or indemnity by the Borrower in respect of any obligation or any person:

(a)   the cases where such granting of security is required by the Laws;

(b)   the cases where the Borrower acquires assets on which security interests have already been granted (including the cases where the Borrower acquires assets on which security interests have already been granted, upon its merger, demerger, or business transfer) or where the

Borrower grants security interest over assets to secure indebtedness incurred for the purposes of acquiring such assets;

(c)   the cases where the Borrower grants any security over any cargo or the bill of lading relevant to the import and export when entering into any foreign exchange transaction in respect of the import and export;

(d)   the cases where the Borrower grants any security in accordance with a pre-engagement agreement for the granting of security interests without a breach of the Agreement;

(e)   any security arising from judgments or decrees in circumstances not constituting an Event of Default or for payments to a court as security for costs arising in connection with any litigation or other judicial proceeding;

(f)   any security for taxes, assessments or governmental charges that are being contested in good faith and by appropriate proceedings, and for which adequate reserves are being maintained for such amounts;

(g)   any netting or set-off arrangement entered into by such person in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances or under any hedge or derivative transaction in the ordinary course of business (and not for speculative purposes) for the purpose of determining the obligations of the parties thereto by reference to their net exposure thereunder;

(h)   any security existing on the date of the Agreement;

(i) any security arising in the ordinary course of business (other than those provided to secure any financial indebtedness);

(j) any security on goods the purchase price of which is financed by a documentary letter of credit issued for the account of such person;

(k)   any security created over the asset of the Borrower that are acquired after the effective date of the Business Integration, including security created over the asset of the Borrower to secure the loans provided by financial institutions to the Borrower to finance the purchase price in connection with such assets;

(l) without prejudice to paragraphs (a) to (k) above, security interest over any asset of the Borrower for which the book value thereof does not exceed JPY 10,000,000,000;

(m) any security not falling within paragraphs (a) to (l) above, so long as the aggregate outstanding principal amount of indebtedness secured by such security of the Borrower does not (and would not, as a result of the contemplated transaction) exceed 10% of the book value of the total assets of the Borrower; and

(n)   any security permitted by the Lender.

(iii)  Other covenants:

(a)   the Borrower shall maintain licenses and other similar permits that are necessary to conduct its main business, and continue to carry out the business in compliance with all Laws.

(b)   the Borrower shall not change its main business.

(c)   unless otherwise specified in the Laws, the Borrower shall not subordinate the payments of any and all of its debts under the Agreement to the payments of any unsecured and unsubordinated debts, or at least shall treat them pari passu.

(d)   [reserved.]

(e)   unless the Lender gives its prior written consent, the Borrower shall not implement any structural change (soshiki henko), merger (gappei), demerger (kaisha bunkatsu), share exchange (kabushiki kokan) or share transfer (kabushiki iten) of, assignment of business or assets of, or capital reduction (excluding any capital reduction that does not involve any cash out from the Borrower to its shareholders) of, or any acceptance of all or part of the material business or assets by, the Borrower or its subsidiary or affiliate, which transaction will or may materially cause adverse effects on the performance by the Borrower or Guarantor of the obligations under the Agreement.

(f)   the Borrower shall not be Antisocial Force Related Party.

(g)   the Borrower shall not commit, or cause any third party to commit, any of the following acts (“Antisocial Acts”):

(I)   violent demand;

(II)  unfair demand exceeding legal liabilities;

(III)  menacing or violent acts with respect to transactions;

(IV) acts to impair the credit of the Lender by spreading rumors or using deceptive scheme or force, or obstruct the business of the Lender; or

(V)  other acts similar to those specified in Sub-items (I) through (IV) above.

(h)   the Borrower shall cause the settlement of the Tender Offer to complete via its Tender Offer agent by [second (2nd)] Business Day after the First Drawdown Date.

(i) the Borrower shall ensure that the Guarantor shall continue to own directly 100% of the issued share capital and the voting power of the voting stock of the Borrower at any time.

(j) the Borrower shall ensure that the acquisition prices per a unit of common shares, ADSs, Share Options and CBs of the Target owned by such holders who have not tendered those in the Tender Offer shall not exceed such respective acquisition price in the Tender Offer; provided, however, that this shall not apply in cases where the acquisition price fluctuates based on judicial decisions, etc. (including cases where the acquisition price fluctuates due to settlement in a judicial decision), and the amount of the excess is borne by a person approved by the Lender in a manner approved by the Lender.

(k)   the Borrower shall cause the Squeeze Out Procedures to complete lawfully and effectively by [mm/dd], 2021 (NOTE: It is envisioned that the date will be [7] months after the execution date of this Agreement.).

(l) the Borrower shall duly consider the M&A Guideline as far as practicable in the decision-making and procedures for the Acquisition.

(m) the Borrower shall ensure that, with respect to the remaining Share Options and other share options of the Target (if any) which has not been acquired in the Tender Offer, promptly after the completion of the Tender Offer, (x) the Share Options and other share options of the Target shall be extinguished by the way of cancellation or other similar way or the Share Options and other share options of the Target shall be acquired by the Target, the Bidcos or the Guarantor lawfully and effectively, and (y) necessary other measures (if any) shall be taken to extinguish the unexercised Share Options and other share options of the Target at the time of completion of the Squeeze Out Procedures. The Borrower shall ensure that the Target shall not issue any share option of the Target until the completion of the Squeeze Out Procedures.

(n)   The Borrower shall ensure that the Target shall redeem or otherwise acquire all of the CBs at a proper timing (and in any case prior to the completion of the Squeeze Out Procedures), so that the Borrower will be able to make the maximum amount of prepayment (i.e., JPY 35,000 million) pursuant to the Item 2 of “Mandatory Prepayment” above by [MM] [DD], [YYYY] (NOTE: It is envisioned that the date will be 6 months after the execution date of this Agreement.).

(iv) if the Borrower receives any service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae), or attachment (sashiosae) with respect to the Loan Receivables (including any similar procedure taken in any jurisdiction outside Japan), the Borrower shall immediately notify the Lender to that effect.

(2)   The Guarantor covenants to perform, at its expense, the matters set forth below until all of the Lender’s obligations to lend are terminated and all of the obligations under the Agreement are completely performed; provided, however, that the Guarantor is not obligated to perform its obligations under Items (i)(a), (d), (e), (f) and (g), to the extent the same obligations are performed by the Borrower pursuant to Item (1) above:

(i) Obligations of submission and notification:

(a)   if any Event of Default or Potential Event of Default has occurred, or is likely to occur, Guarantor shall immediately notify the Lender thereof.

(b)   (x) if the Guarantor prepares the Accounting Documents (provided, however, that the Guarantor shall prepare the Accounting Documents (including consolidated financial statements) and their English translations (English translations of consolidated statements of financial position and consolidated statements of comprehensive income shall be sufficient) for each quarterly period within three (3) months), the Guarantor shall promptly submit a copy thereof to the Lender.

(y) in preparing the Accounting Documents, the Guarantor shall accurately and duly prepare them in light of the generally-accepted accounting principles in South Korea and have the Accounting Documents audited in accordance with Laws applicable to the Guarantor.

(c)   if the Guarantor prepares the Accounting Documents for each quarterly period ending on or after the date of the execution of the Agreement, the Guarantor shall promptly submit to the Lender a document whereby the situation of compliance with the matter set forth in Item (iv) of this paragraph may be confirmed.

(d)   upon the reasonable request made by the Lender, the Guarantor shall immediately notify the Lender of the conditions of the assets, management, or businesses of the Borrower and the Guarantor (whether consolidated or non-consolidated, as requested by the Lender), and shall provide the necessary assistance to facilitate the investigations thereof.

(e)   if any material change has occurred or is likely to occur with the passage of time, with respect to the assets, management, financial condition or other condition, or the future prospects of the Borrower or the Guarantor (whether consolidated or non-consolidated), or if any lawsuit, etc., which may materially affect or is likely to materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement has commenced or is likely to commence, the Guarantor shall immediately notify the Lender thereof.

(f)   if any of representations or warranties made in the Related Agreements by the parties thereto (other than the Lender) is found to be materially untrue, the Guarantor shall immediately notify the Lender thereof.

(g)   if any change has occurred with respect to the short-term or long-term debt rating of the Guarantor shall immediately notify the Lender to that effect.

(ii)  Negative pledge:

The Guarantor shall not grant any security to secure any obligations of the Borrower, the Guarantor or any third party, unless the Lender gives its prior written consent; provided, however, that this provision shall not apply to the cases where such granting falls under any of the following items and the Guarantor has given a prior written notice to the Lender thereof. For the purpose hereof, the granting of security shall mean the granting of security interests on any assets of the Guarantor, or the pre-engagement agreement for the granting of security interests on any assets of the Guarantor. For the avoidance of doubt, granting of security does not include provision of any guarantee or indemnity by the Guarantor in respect of any obligation or any person:

(a)   the cases where such granting of security is required by the Laws;

(b)   the cases where the Guarantor acquires assets on which security interests have already been granted (including the cases where the Guarantor acquires assets on which security interests have already been granted, upon its merger, demerger, or business transfer) or where the Guarantor grants security interest over assets to secure indebtedness incurred for the purposes of acquiring such assets;

(c)   the cases where the Guarantor grants any security over any cargo or the bill of lading relevant to the import and export when entering into any foreign exchange transaction in respect of the import and export;

(d)   the cases where the Guarantor grants any security in accordance with a pre-engagement agreement for the granting of security interests without a breach of the Agreement;

(e)   any security arising from judgments or decrees in circumstances not constituting an Event of Default or for payments to a court as security for costs arising in connection with any litigation or other judicial proceeding;

(f)   any security for taxes, assessments or governmental charges that are being contested in good faith and by appropriate proceedings, and for which adequate reserves are being maintained for such amounts;

(g)   any netting or set-off arrangement entered into by such person in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances or under any hedge or derivative transaction in the ordinary course of business (and not for speculative purposes) for the purpose of determining the obligations of the parties thereto by reference to their net exposure thereunder;

(h)   any security existing on the date of the Agreement

(i) any security arising in the ordinary course of business (other than those provided to secure any financial indebtedness);

(j) any security on goods the purchase price of which is financed by a documentary letter of credit issued for the account of such person;

(k)   any security created over the asset of the Guarantor that are acquired after the effective date of the Business Integration, including security created over the asset of the Guarantor to secure the loans provided by financial institutions to the Guarantor to finance the purchase price in connection with such assets;

(l) without prejudice to paragraphs (a) to (k) above, security interest over any asset of the Guarantor for which the book value thereof does not exceed JPY 10,000,000,000 or its equivalent;

(m) any security not falling within paragraphs (a) to (l) above, so long as the aggregate outstanding principal amount of indebtedness secured by such security of the Guarantor does not (and would not, as a result of the contemplated transaction) exceed 10% of the book value of the total assets of the Guarantor; and

(n)   any security permitted by the Lender.

(iii)  Other covenants:

(a)   the Guarantor shall maintain licenses and other similar permits that are necessary to conduct its main business, and continue to carry out the business in compliance with all Laws.

(b)   the Guarantor shall not change its main business.

(c)   unless otherwise specified in the Laws, the Guarantor shall not subordinate the payments of any and all of its debts under the Agreement to the payments of any unsecured and unsubordinated debts, or at least shall treat them pari passu.

(d)   unless the Lender gives its prior written consent, the Guarantor shall not implement any structural change, merger, demerger, share exchange or share transfer of, assignment of business or assets of, or capital reduction of, or any acceptance of all or part of the material business or assets by the Guarantor or its subsidiary or affiliate, which transaction will or may materially cause adverse effects on the performance by the Borrower or Guarantor of the obligations under the Agreement.

(e)   the Guarantor shall not be Antisocial Force Related Party.

(f)   the Guarantor shall not commit, or cause any third party to commit, Antisocial Acts.

(g)   the Guarantor shall continue to own directly 100% of the issued share capital and the voting power of the voting stock of the Borrower at any time.

(iv) Financial covenants

(a)   the Guarantor shall ensure that the D/E Ratio calculated upon its consolidated balance sheet as of the last day of each quarterly period ending on or after the date of the execution of the Agreement shall not exceed 1.00 and shall not be below zero (0).

(b)   the Guarantor shall ensure that the Interest Coverage Ratio calculated on a consolidated basis on the final day of each quarterly period (in each case, for the most recent twelve (12) months) ending on or after the execution of this Agreement shall be equal to or greater than 20.00 and shall not be below zero (0).

(c)   the Guarantor shall ensure that the Leverage Ratio calculated on a consolidated basis on the final day of each quarterly period (in each case, for the most recent twelve (12) months) ending on or after the execution of this Agreement shall not exceed 4.00 and shall not be below zero (0).

(v)   if the Guarantor receives any service of an order for provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae), or attachment (sashiosae) with respect to the right to claim the performance of the guarantee obligations, the Guarantor shall immediately notify the Lender to that effect.

Event of Default:

If any of the events set forth below has occurred, all of the obligations of all Borrowers under the Agreement shall become due and payable:

(1)   Automatic Events of Defaults:

(i)  if any payment by the Borrower or Guarantor has been suspended, or if a petition (including any similar petition in any jurisdiction outside Japan) for the commencement of bankruptcy procedures (hasan tetsuzuki kaishi), commencement of civil rehabilitation procedures (minji saisei tetsuzuki kaishi), commencement of corporate reorganization procedures (kaisha kosei tetsuzuki kaishi), commencement of special liquidation (tokubetsu seisan kaishi), etc. against the Borrower or Guarantor is filed (except where it is found by the Lender to be reasonably certain that such petition made by any person other than the Borrower or Guarantor is frivolous or vexatious and will be dismissed within 30 Business Days after the petition);

(ii)   if the Borrower or Guarantor adopts a resolution for dissolution or is given an order for dissolution;

(iii)   if the Borrower or Guarantor abolishes its principal business;

(iv)  if the Borrower or Guarantor has received a disposition to suspend transactions with a clearinghouse, a disposition to suspend transactions by densai.net Co., Ltd. or a similar disposition by any other electronic monetary claim recording institution (including any similar disposition in any jurisdiction outside Japan); or

(v)    if any order or notice of provisional attachment (kari sashiosae), preservative attachment (hozen sashiosae) or attachment (sashiosae) (including any similar procedure taken in any jurisdiction outside Japan) has been sent out, or any adjudication that orders an enforcement of preservative attachment (hozen sashiosae) or attachment (sashiosae) (including any similar adjudication rendered in any jurisdiction outside Japan) has been rendered, with respect to the deposit receivables or other receivables held by the Borrower or Guarantor against the Lender; provided, however, that in a case of provisional attachment, (i) if the Borrower or Guarantor deposits provisional attachment release money within 10 Business Days after the day of such order, or (ii) if, within 10 Business Days after such order, the execution of such provisional attachment is suspended or the execution of provisional attachment already performed is revoked, the Borrower or Guarantor will be retroactively deemed to have not come under the event of this item.

(2)   Events of Default upon which acceleration takes place by a request of the Lender:

(i)  if the Borrower or Guarantor has defaulted in performing when due its monetary obligations, whether under the Agreement or not, payable to the Lender (with a grace period of one (1) Business Day only in the case where the Borrower or Guarantor fails to make interest payment and such failure to pay is caused by an administrative or technical error without any cause attributable to the Borrower or Guarantor);

(ii)   if any representations or warranties made by the Borrower and Guarantor in each Related Agreement has been found to be untrue (with a grace period of ten (10) Business Days to the extent reasonably curable in such period and only in cases other than a breach related to Antisocial Force Related Party);

(iii)   except for the cases set forth in Item (i) above, if the Borrower or Guarantor has breached any of its obligations under the each Related Agreement (with a grace period of ten (10) Business Days to the extent reasonably curable in such period and only in cases other than a breach related to Antisocial Force Related Party and Antisocial Acts);

(iv)  if the Guarantor fails to observe any of the Financial Covenants;

(v)    if the outstanding bonds issued by the Borrower or Guarantor exceeding [●] has been accelerated;

(vi)  if the Borrower or Guarantor has defaulted in performing the payment of its monetary obligations exceeding [●] other than those set forth in (i) above, or any of such obligations exceeding [●] has been accelerated; or if the Borrower or Guarantor has defaulted in performing its guarantee obligations for the benefit of a third party when such guarantee obligations exceeding [●] have become due and payable;

(vii)  if the Borrower or Guarantor has suspended its business or received dispositions, such as a suspension of business or the like (including any similar disposition in any jurisdiction outside Japan), from the competent government authority;

(viii)   if a petition for specific conciliation (tokutei chotei) (including any similar petition filed in any jurisdiction outside Japan) has been filed with respect to the Borrower or Guarantor;

(ix)  if a promissory note issued by the Borrower or Guarantor is dishonored; or densai.net Co., Ltd. notify its participant of dishonor information regarding the Borrower or Guarantor or other electronic monetary claim recording institution renders similar disposition (including any similar disposition in any jurisdiction outside Japan);

(x)    the acquisition prices per a unit of common shares, ADSs, Share Options and CBs of the Target owned by such holders who have not tendered those in the Tender Offer exceeds such respective acquisition price in the Tender Offer; provided, however, that this shall not apply in cases where the acquisition price fluctuates based on judicial decisions, etc. (including cases where the acquisition price fluctuates due to settlement in a judicial decision), and the amount of the excess is borne by a person reasonably approved by the Lender in a manner reasonably approved by the Lender;

(xi)  the Guarantor ceases to own directly 100% of the issued share capital and the voting power of the voting stock of the Borrower at any time;

(xii)  any Scheme Disruption Event has occurred;

(xiii)   the business integration between the Target and Z Holdings as contemplated under the BIA has not been completed by 1 May 2021; or

(xiv) except for each of the foregoing items, if the business or financial condition of the Borrower or Guarantor has deteriorated or would deteriorate, and the substantial necessity arises for the Lender to preserve its receivables.

Set-off, Etc.:

(1)   When the Borrower or Guarantor is required to perform its obligations to the Lender upon their due date, or upon acceleration or otherwise, the Lender may set off the receivables that it has against such Borrower or Guarantor under the Agreement, against its deposit obligations, the obligations under an insurance contract or other obligations that it owes to such Borrower or Guarantor, regardless of whether or not such obligations are due and payable to the extent permitted under the applicable Laws and terms of the relevant underlying contracts.

(2)   If it is necessary for the Borrower or Guarantor to preserve its receivables, such Borrower or Guarantor may set off (i) the receivables that it has against the Lender and that became due, against (ii) the obligations that it owes to the Lender under the Agreement and that became due and payable.

(3)   In the cases (i) where the principal of a Loan of the Lender is repaid or set off on any day other than an interest payment date due to a reason not attributable to such Lender, (ii) where the Borrower’s obligations hereunder is accelerated and (iii) where the Lender fails to make a Loan due to a reason not attributable to such Lender, the Borrower shall pay to such Lender the break funding cost to be calculated at the rate reasonably determined by such Lender, on the same day as such repayment or set-off, unless otherwise set forth in the Agreement.

Amendment to the Agreement:	The Agreement may not be amended except as agreed in writing by the Borrower, the Guarantor and the Lender.

Assignment of Status as a Party:

(1)   The Borrower may not assign to any third party its status as a party under the Agreement, or its rights and obligations under the Agreement, unless the Lender and the Guarantor give their prior consent in writing.

(2)   The Guarantor may not transfer its status as a party under the Agreement, or its rights and obligations under the Agreement, unless the Borrower and the Lender give their prior consent in writing.

(3)   The Lender may, upon a written notice to the Borrower, assign to any third party all or part of its status as a party under the Agreement, or its rights and obligations under the Agreement after the termination or expiration of the Lender’s obligation to lend; provided that the Borrower’s prior consent in writing is required for such assignment prior to such termination or expiration unless the assignment is made to the affiliate of the Lender.

Assignment of Loan Receivables, etc.:	The Lender may, upon a written notice to the Borrower, assign to any third party all or part of its Loan Receivables, along with its rights and obligations and any other status as a party under the Agreement associated with such Loan Receivables.

General Provisions:

(1)   Confidentiality Obligations

The Borrower and Guarantor shall raise no objection with respect to the disclosure of information concerning each of the following items:

(i) upon “Assignment of Status as a Party” or “Assignment of Loan Receivables, etc.” set forth above, a Lender may disclose any information with regard to the Agreement to the Assignee (including the Successive Lender) or a person considering becoming an Assignee, on the condition that such Lender imposes the confidentiality obligations on the other party. The information with regard to the Agreement referred to in this item shall mean any information regarding the credit of the Borrower and Guarantor that has been obtained in connection with the Agreement, any information regarding the content of the Agreement and other information incidental thereto, and any information regarding the content of the Loan Receivables, etc. to be assigned and other information incidental thereto, and shall not include any information regarding the credit of the Borrower and Guarantor that has been obtained in connection with any agreement other than the Agreement.

(ii)  the Lender may disclose information with regard to the Agreement, to the extent reasonably necessary pursuant to applicable Laws, or may disclose information with regard to the Agreement to an attorney or any other expert who needs to receive the disclosure of confidential information in relation to his/her work. The Lender may also disclose information with regard to the Agreement to its parent Company, subsidiary, and affiliate to the extent necessary and appropriate for internal control purposes.

(2)   Compensation and Indemnification

The Borrower or Guarantor will not make any claim against the Lender for any damages incurred by such Borrower or Guarantor as a result of the Lender taking any actions permitted under the Agreement (including deciding not to make the Loan and providing the Borrower and Guarantor with a notice in accordance with Paragraph (2) of “Event of Default” above) due to a violation of the Agreement by such Borrower or Guarantor or the fact that any of the items in “Representations and Warranties by Borrower and Guarantor” above is not true (including the fact that any of the matters set forth in Paragraph (1), Item (x) and Paragraph (2), Item (x) of “Representations and Warranties by Borrower and Guarantor” above is not true, a violation of Paragraph (1), Item (iii), Sub-item (f) or (g) of “Covenants of Borrower and Guarantor” above by the Borrower, or a violation of Paragraph (2), Item (iii), Sub-item (e) or (f) of “Covenants of Borrower and Guarantor” above by Guarantor; hereinafter referred to as a “Breach of Obligations by Borrower, Etc.” in this paragraph). The Borrower and Guarantor shall bear any damages incurred by the Lender that arise as a result of a Breach of Obligations by Borrower, Etc..

(3)   Currency Indemnity

(i) in the event that a judgment or order is rendered or issued by any court for the payment of the principal of or interest on the Loan or any other amount payable to the Lender under the Agreement, and such judgment or order is expressed in a currency other than the currency in which the obligations of the Borrower or Guarantor under the Agreement must be paid (hereinafter referred to as the “Currency of Payment” in this Item (i)), or is expressed in the Currency of Payment but is to be enforced in a currency other than the Currency of Payment, any amount received or recovered in such other currency by the Lender in respect of such judgment or order shall only constitute a discharge to the Borrower or Guarantor to the extent of the amount received or recovered in the Currency of Payment and the Borrower and Guarantor

shall undertake to pay to the Lender the amount necessary to make up any deficiency arising or resulting from any variation in rates of exchange between (a) the date as of which any amount expressed in the Currency of Payment is (or is to be treated as) converted into such other currency for the purposes of any such judgment or order and (b) the date or dates of discharge of such judgment or order (or a part thereof). The undertaking in this Item (i) shall constitute a separate and independent obligation of the Borrower or Guarantor from its other obligations, shall give rise to a separate and independent cause of action against the Borrower or Guarantor, shall apply irrespective of any indulgence granted by the Lender from time to time, and shall continue in full force and effect notwithstanding any judgment or order.

(ii)  the Guarantor hereby agrees that Article 448 of the Civil Code does not apply to such obligations.

(4)   Exception to Application of Bank Transactions Agreements

The Agreement on Bank Transactions and the Agreement on Financial Transactions shall not apply to the Agreement or the transactions contemplated under the Agreement.

(5)   Calculations

Unless otherwise expressly set forth with respect to any calculation made under the Agreement, all calculations shall be made on a day-to-day basis, inclusive of the first day and exclusive of the last day, and on the basis of a year of 365 days, wherein the division shall be done at the end of the calculation, and fractions less than one yen (JPY 1) shall be rounded down.

(6)   Preparation of Notarized Deeds

The Borrower and Guarantor shall, at any time upon the reasonable request of the Lender, take the necessary procedures to cause a notary public to execute a notarized deed in which such Borrower or Guarantor acknowledges its obligations under the Agreement and agrees to compulsory execution with regard thereto (including any similar procedure taken in any jurisdiction outside Japan). The expenses for the execution of such notarized deed shall be borne by such Borrower or Guarantor.

(7)   Governing Law and Jurisdiction

The Agreement shall be governed by the laws of Japan, and the Tokyo District Court shall be the competent court of exclusive agreed jurisdiction over any disputes arising in connection with the Agreement.

(8)   Language

The Agreement shall be prepared in the English language, and the English language version shall be deemed to be the original.

(9)   Time

All references to time in the Agreement shall mean Tokyo time, unless otherwise expressly set forth in the Agreement.

Exhibit 1

1.

The Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau or the Financial Instruments Exchange or those equivalent in the U.S. (i) decides or indicates that the Tender Offer is unlawful or (ii) formally determines that the Tender Offer is unlawful;

2.

With respect to decision-making by the Target regarding the Tender Offer, any government, Financial Instruments Exchange or securities exchange (i) decides or indicates that it is unlawful or (ii) formally renders any disposition on the ground that it is unlawful;

3.

If any Share Option or other share options of the Target is acquired except for the Tender Offer, such acquisition has been subject to any avoidance, rescission of fraudulent act or other similar action; any event of termination, cancellation or voidance has occurred in connection with the agreement(s) of such acquisition; or any action for revocation, invalidation or absence of relevant resolution of a board of directors or a shareholders’ meeting has been initiated; except a case where the Lender reasonably find that the likelihood of such lawsuit being allowed is low; and

4.

(i) Any claim for enjoinments related to the Squeeze Out Procedures has been initiated (regardless of whether provisionary disposition or otherwise), or (ii) any action for revocation, invalidation or absence of relevant resolution of a shareholders’ meeting related to the Squeeze Out Procedures or other similar action (excluding lawsuits pertaining to claim for the purchase of shares under Article 116(1) of the Companies Act) has been initiated; except a case where the Lender reasonably find that the likelihood of such lawsuit being allowed is low.

Exhibit 2

1.	D/E Ratio = Total Borrowings/Total Equity

(1)	Total Borrowings

“Total Borrowings” means that the total amount of short-term and long-term borrowings, bonds and leases as shown on the statements of financial position of consolidated financial statements.

(2)	Total Equity

“Total Equity” means the Total equity as shown on the consolidated statements of financial position of consolidated financial statements.

2.	Interest Coverage Ratio = Consolidated EBITDA/Interest Expenses

(1)	Consolidated EBITDA

“Consolidated EBITDA” means the amount of profits (excluding any extraordinary items) earned during any fiscal year before interest expenses, taxes due and payable and any amount attributable to the amortization of intangible assets and depreciation of tangible assets during such year.

(2)	Interest Expense

“Interest Expense” means the interest expenses as shown under the category of Financial Costs as shown in the notes to the consolidated financial statements.

3.	Leverage Ratio = Total Borrowings/Consolidated EBITDA

(1)	Total Borrowings:

As stated above

(2)	Consolidated EBITDA:

As stated above

Exhibit C

Loan Certificate

1

August 3, 2020

To NAVER J. Hub Corporation

SUMITOMO MITSUI BANKING CORPORATION:

Loan Certificate

We hereby certify that we are prepared to provide you with loan facilities (“Loan”) up to a maximum of JPY 100,000 million in total (consisting of the following two facilities) on the basis of loan conditions to be agreed upon between you and us separately in light of the consultations that have been held between you and us in the time prior to the date of this Loan Certificate, such funds to be used for the purchase of (i) common shares (excluding treasury shares and common shares held by NAVER Corporation (“NAVER”)) and American depositary shares (registered and issued by JP Morgan Chase Bank, N.A. in the U.S., representing the title to one common share; the “ADSs”) of, and (ii) share options and convertible bonds of, LINE Corporation (the “Target”), as well as related expenses, in the transaction (“Acquisition”) whereby, by means of (a) the joint tender offer conducted in Japan and the U.S. (“Tender Offer”) based on the Financial Instruments and Exchange Act and other related laws and regulations and (b) subsequent squeeze out procedures conducted using share consolidation or other methods (“Squeeze Out Procedures”), both of which are carried out together with SoftBank Corporation (“SoftBank”), you and Softbank (collectively, “Bidcos”) acquire all of such common shares and ADSs and all or a part of such share options and convertible bonds, and the Bidcos and NAVER are only shareholders and share options holders of the Target; provided, however, that the undertaking of the Loan is subject to the satisfaction of the conditions set forth in Attachment 1, and the disbursement of the Loan is subject to the execution of agreements relating to the Loan to be prepared in accordance with the foregoing loan conditions (collectively, “Loan Related Agreements”), and satisfaction of the conditions precedent for disbursement of the Loan set forth in Attachment 2 and of the conditions to be stipulated in the foregoing agreements in light of the consultations that have been held between you and us in the time prior to the date of this Loan Certificate.

(1)	Tranche A Facility: JPY 70,000 million

(2)	Tranche B Facility: JPY 30,000 million

This Loan Certificate will be valid until October 8, 2020 (however, if the Tender Offer has not commenced by August 4, 2020, then until such date), and when such date such passed, this Loan Certificate will automatically cease to be valid. However, (i) in a case of an extension required under the Financial Instruments and Exchange Act or the U.S. Securities Exchange Act of 1934 on the basis of the submission of an amended tender offer notification for the correction of a minor matter on the notification or other event that will have only a minimal adverse impact on our credit determination regarding the Tender Offer, where the final day of the extended tender offer period will be within sixty (60) business days from the initial tender offer commencement date, and (ii) with respect to an extension of the tender offer period made at your discretion, in a case of an extension based on an event that will have only a minimal adverse impact on our credit determination regarding the Tender Offer, where the final day of the extended tender offer period will be within sixty (60) business days from the initial tender offer commencement date, we will not unreasonably refuse to submit a new loan certificate that will remain valid until the settlement date decided on the basis of the final day of the extended tender offer period.

End

2

Attachment 1

Conditions for Commitment

(1)

That assuming no CB (as defined in Attachment 2) is tendered in the Tender Offer, total amount of funds expected to be incurred by you for the Acquisition and Subsequent Transactions (as defined in Attachment 2) is a maximum of JPY 200,000 million, and JPY 100,000 million of which will be covered by the Mizuho Loan (as defined in Attachment 2). The use of funds for borrowings under the Loan will be: funds required for you to purchase common shares, ADSs, Share Options (as defined in Attachment 2) and CBs (as defined in Attachment 2) of the Target tendered in the Tender Offer, funds for cash to be delivered to shareholders and holders of Share Options of the Target in relation to the Squeeze Out Procedures, funds for payment of costs and expenses incurred by you in connection with the Subsequent Transactions and funds for payment of associated expenses (including loan funds to the Target for such purpose), and taxes and public charges and fees and expenses related to the foregoing.

(2)

That the materials and information relating to material facts that we have received from you, your affiliates and your advisors by July 29, 2020 (the “Cut-Off Date”) is true and correct in all material respects (other than projections, which will have been prepared in good faith based upon assumptions that are reasonably believed by the preparer thereof to be reasonable at the Cut-Off Date,), and from the day following the Cut-Off Date onwards, there have been (i) no additions or discoveries of new materials or information that would have a material adverse effect on the Loan or Acquisition, (ii) no discovery of information that would cause materials or information relating to material facts as of the Cut-Off Date to lose their truthfulness or accuracy to an extent that would have a material adverse effect on the Loan or Acquisition, and (iii) no change or revision relating to materials as of the Cut-Off Date that would have a material adverse effect on the Loan or Acquisition; further, that there exist no materials or information that would have a material adverse effect on the Loan or Acquisition, that has not been disclosed to us by the Cut-Off Date.

(3)	That we obtain final institutional approval regarding the finalized conditions and content of the Loan Related Agreement.

(4)

That it is found to be reasonably certain that when the Loan is disbursed, the conditions precedent for loan disbursement as set forth in Attachment 2 will be satisfied and the Mizuho Loan will be disbursed in the same amount.

(5)

That the amount of the Loan set forth in this Loan Certificate is based on the assumption that (i) the purchase price for the common shares and ADSs in the Tender Offer will be JPY 5,380 or its equivalent in USD per a share and per an ADS; (ii) the purchase price for the Share Options will be JPY 1 per a right to acquire a share; and (iii) the purchase price for CBs Due 2023 (as defined in Attachment 2) will be JPY 7,203,820 per face value of JPY 10,000,000 and the purchase price for CBs Due 2025 (as defined in Attachment 2) will be JPY 7,155,400 per face value of JPY 10,000,000.

(6)

That there are no events that may have a material adverse effect on the assets, management, financial condition or other condition, or the future prospects, of the Target and NAVER, on a consolidated basis, and there is no actual risk of such events occurring.

3

Attachment 2

Conditions Precedent for the Disbursement of the Loan

The following is a summary of the conditions precedent for the Loan to fund the settlement of the Tender Offer. Please refer to the last part of this Attachment for the definitions.

Note: In the following, conditions with (*) shall be reasonably satisfactory to the Lender

1.	The submission of a loan application;

2.	No termination or exemption of the Lender’s obligation to lend:

(1)	Lender’s obligation to lend will be terminated when:

(i)	the Borrower’s obligations hereunder are accelerated as a result of an occurrence of an Event of Default;

(ii)	the Lender’s lending costs are increased and the Borrower elects to terminate the Lender’s lending obligation; or

(iii)	Lender’s lending obligations are terminated due to illegality

(2)	Lender’s obligations to lend will be exempted when an Exemption Event has occurred;

3.	Lawful and valid execution of the Related Agreements (*);

4.	Lawful and valid opening of a bank account at the Lender;

5.	No Event of Default and Potential Event of Default;

6.

All of the representations or warranties in the Related Agreements made by parties thereto (excluding the Lender) are true and correct in all material respects (or, if qualified by “materiality,” “material adverse effect” or similar language, in all respects);

7.

Any parties to the Related Agreements (excluding the Lender) has not breached any provision thereof in any material respect (or, if qualified by “materiality,” “material adverse effect” or similar language, in any respect), and there is no specific reason to believe that any such breach will occur;

8.	The submission of the following documents by the Borrower (*):

(1)	a certificate of all matters presently recorded (genzaijiko zembu shomeisho) or the certificate of all matters historically recorded (rirekijiko zembu shomeisho);

(2)	a certificate of registered seal impression;

(3)	a certified copy of the articles of incorporation and the rules of the board of directors (if any);

(4)	a notification of the seal impression or signature in the form prescribed by the Lender;

(5)	documents certifying that the internal procedures required by Laws and/or internal rules for the execution and performance of the Agreement have been completed;

(6)	a certified copy or certified extract copy of the minutes of the meeting of the board of directors of each Bidco approving the implementation of the Tender Offer;

(7)	a copy of the Tender Offer Disclosure Materials;

(8)	a certified copy or certified extract copy of the minutes of the meeting of the board of directors of the Target agreeing to the Tender Offer;

(9)	a copy of the share price valuation report for the Target’s share prepared by JP Morgan Securities Japan Co., Ltd. on behalf of the Target;

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(10)	a copy of invoice for the payment of the acquisition prices prepared by the Tender Offer agent in Japan and the U.S;

(11)	a legal opinion prepared by a legal counsel of the Borrower;

(12)	a certified copy of the Related Agreements (other than the Agreement);

(13)	documents evidencing that all necessary procedures required by applicable competition laws for the Acquisition have been completed (if any); and

(14)	a certificate by Borrower’s representative director attesting to satisfaction of the conditions precedent for the Loan;

9.	The submission of the following documents by the Guarantor (*):

(1)	a commercial registry extract of the Guarantor or its equivalent under South Korean Law;

(2)	a certificate of registered seal impression or its equivalent under South Korean Law;

(3)	a certified copy of the articles of incorporation and the rules of the board of directors (if applicable) or their equivalent under South Korean Law;

(4)	a notification of the seal impression or signature in the form prescribed by the Lender;

(5)	documents certifying that the internal approval procedures required by Laws and/or internal rules for the execution and performance of the Related Agreements have been completed; and

(6)	a legal opinion prepared by a legal counsel of the Guarantor;

10.	Guarantor owns directly 100% of the issued share capital and the voting power of the voting stock of the Borrower;

11.	Lender reasonably confirmed that the Mizuho Loan will be made to the Borrower in the amount equal to the Loan;

12.	The following matters concerning the Tender Offer are confirmed in a manner reasonably satisfactory to the Lender:

(1)	completion of the procedures for the Tender Offer;

(2)	no event for withdrawal of the Tender Offer;

(3)	lawful completion of the Tender Offer and announcement of the result thereof;

(4)

no arbitrary disclosure of information by the Target or the Bidcos not being based on reasonable grounds that would adversely affect the share price of the Target at a time close to announcement of the Tender Offer;

(5)

non-existence of any indication by the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau, or the Financial Instruments Exchange or those equivalent in the U.S. that the Target would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the expression of opinion by the Target regarding the Tender Offer, except those that have already been solved;

(6)

non-existence of any indication by the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau, or the Financial Instruments Exchange or those equivalent in the U.S. that any Bidco would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the disclosure of the Tender Offer by the Bidcos, except for those that have already been solved;

(7)

(a) no lawsuit concerning the legality or validity of the Tender Offer or to claim damage compensation on the grounds of a violation of disclosure regulations relating to the Tender Offer has been filed; (b) no proceeding for action by government, Financial Instruments Exchange or securities exchange relating to the Tender Offer or disclosure thereof; and (c) there is no specific likelihood of (a) and (b);

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(8)

lawful decision-making by the Target regarding the Tender Offer, and no specific circumstances that may raise doubts about the legality of such decision-making (including compliance with the directors’ duty of care of a prudent manager and fiduciary duty);

(9)

maintenance of the Target’s expression of unanimous approval (including no expression of disapproval) at its meeting with attendance of all directors (excluding any person who falls under a special interested person or person judged to potentially fall under a special interested person) and no expression of approval for the tender offer other than the Tender Offer: provided, however, that in certain circumstances, the Borrower and Lender shall consult in good faith on the handling the condition set forth in this Item if the Target withdraws or otherwise alters its expression of approval;

(10)

(i) no material change on the filing for the Tender Offer and the Subject Company’s Position Statement at the time of commencement of the Tender Offer and on the Tender Offer Disclosure Materials at the time of the completion of the Tender Offer from those confirmed by the Lender prior to the issuance of the Loan Certificate, and (ii) consistency between Tender Offer Disclosure Materials filed in the US and the Tender Offer Disclosure Materials filed in Japan in any material respect;

(11)

announcement of “material fact” specified in Article 166 of the Financial Instruments and Exchange Act or “Facts of the Tender Offer, etc.” specified in Article 167 of the Financial Instruments and Exchange Act if there is such fact being known to any Bidco or its “Officer, etc.” (meaning as set forth in Article 166(1)(i) of the Financial Instruments and Exchange Act) but having yet to be announced;

(12)	no tender by the Guarantor in the Tender Offer; and

(13)	due consideration of the M&A Guideline.

13.

On the date of the Agreement, the amount of the net assets of the Borrower as of the end of its most recent business year exceeds JPY1,000,000,000 for the purposes of the Commitment Line Law (tokutei yushiwaku keiyaku ni kansuru houritsu);

14.

No events that would have a material adverse effect on the assets, management, financial condition or other condition, or the future prospects, of the Target or Guarantor, on a consolidated basis, and there is no actual risk of such events occurring; and

15.	Other conditions set forth in the Agreement as mutually agreed by the Lender and the Borrower upon good-faith consultation.

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The following is a summary of the representations and warranties to be made in the Agreement concerning the conditions precedent for the Loan to fund the settlement of the Tender Offer. Please refer to the last part of this Attachment for the definitions.

1.	Representations and warranties by the Borrower

(1)	Due incorporation and valid existence;

(2)

The execution and delivery of, and the performance of the obligations under, the Agreement, and the consummation of any transactions contemplated thereby, by the Borrower being within the corporate purposes of the Borrower, and due completion of all procedures necessary therefor under the Laws, the articles of incorporation and other internal rules of the Borrower;

(3)

The execution and delivery of, and the performance of the obligations under, the Agreement, and the consummation of any transactions contemplated thereby, by the Borrower not resulting in any violation or breach of the Laws, the articles of incorporation and other internal rules of the Borrower, or any contract;

(4)	Authorization to a person who signed or attached his/her name and seal to the Agreement as the representative of the Borrower;

(5)	Legality, validity, bindingness and enforceability of the Agreement;

(6)	Accuracy and lawfulness of the Accounting Documents (with exceptions);

(7)

No material change, which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement with respect to the information provided by the Borrower, and, after the last day of the fiscal term ending in December 2019, no material change which may cause a deterioration of the business, assets, or financial condition of the Borrower or Guarantor reflected in the Accounting Documents and which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement;

(8)

No lawsuit, etc. has commenced or is specifically likely to commence with respect to the Borrower, which will or would reasonably be expected to cause material adverse effects on the performance by the Borrower of the obligations under the Agreement;

(9)	No Event of Default or Potential Event of Default has occurred or is specifically likely to occur;

(10)	The Borrower not falling under any of the following (“Antisocial Force Related Party”):

(i)

being a Boryokudan (meaning an organization which is likely to encourage its members (including the members of its member organization) to commit violent illegal activities, etc. as a group or on a regular basis; the same shall apply hereinafter in this Item (10));

(ii)	being a Boryokudan Member (meaning a member of Boryokudan; the same shall apply hereinafter in this Item (10));

(iii)	having ceased to be a Boryokudan Member within five (5) years;

(iv)

being a Boryokudan Associate Member (meaning a person having a relationship with a Boryokudan, other than the Boryokudan Member, who is likely to commit violent illegal activities, etc. backed by the force of Boryokudan, or who cooperates with or engages in the maintenance or operation of a Boryokudan by supplying the Boryokudan or Boryokudan Members with funds, weapons, etc.; the same shall apply hereinafter in this Item (10));

(v)

being a Boryokudan-related company (meaning a company with respect to which a Boryokudan Member is substantially involved in the management, a company managed by a Boryokudan Associate Member or former Boryokudan Member which actively cooperates with or engages in the maintenance or operation of a Boryokudan by supplying funds, etc., or a company which cooperates with the maintenance or operation of a Boryokudan by actively utilizing it in operating business);

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(vi)

being a sokaiya, etc. (meaning a sokaiya (a professional troublemaker at stockholders’ meetings), kaisha goro (a corporate racketeer) or other person who is likely to commit violent illegal activities, etc. to obtain unfair profits from the corporations, etc. and thereby threaten safe civic life);

(vii)

being a shakai undo to hyobo goro (meaning a person who is likely to commit violent illegal activities, etc. to obtain unfair profit by pretending or advocating social or political movement and thereby threaten safe civic life);

(viii)

being a tokushu chino boryoku shudan, etc. (meaning a group or person, other than those specified in Sub-items (i) through (vii) above, who plays a core role in structural unfairness by utilizing the force of a Boryokudan backed by the relationship, or by having a financial connection with a Boryokudan);

(ix)	being any other person similar to those specified in Sub-items (i) through (viii) above;

(x)

having a relationship with any person specified in Sub-items (i) through (ix) above (hereinafter referred to as the “Boryokudan Member, etc.” in this Item (10)) so that its management is deemed to be controlled by such Boryokudan Member, etc.;

(xi)	having a relationship with any Boryokudan Member, etc. so that such Boryokudan Member, etc. is deemed to be substantially involved in its management;

(xii)

having a relationship with any Boryokudan Member, etc. so that it is deemed to improperly utilize such Boryokudan Member, etc. for the purpose of seeking an illicit profit for itself or any third party or giving damage to any third party;

(xiii)	having a relationship with any Boryokudan Member, etc. so that it is deemed to supply funds, etc. or provide favors to such Boryokudan Member, etc.; or

(xiv)	having an officer or any person substantially involved in its management who has a socially reprehensive relationship with any Boryokudan Member, etc.;

(11)

(i) observance by each party (other than the Lender) of its obligations under the Related Agreements to which the Borrower is a party, (ii) no breach, event of default, potential even of default, event of acceleration, potential event of acceleration, events of nullification, events of cancellation, events of rescission, other events of termination, events of avoidance, or events of voiding, which materially affect (a) the performance of the obligations of the Borrower or Guarantor under the Agreement or (b) the Acquisition, and (iii) accuracy and truthfulness of the representations and warranties made by each party (other than the Lender) under the Related Agreements in all material respects;

(12)	Guarantor owns directly 100% of the issued share capital and the voting power of the voting stock of the Borrower;

(13)	The following matters concerning the Tender Offer are true and correct:

(i)	completion of the procedures for the Tender Offer;

(ii)	no event for withdrawal of the Tender Offer;

(iii)	lawful completion of the Tender Offer and announcement of the result thereof;

(iv)

no arbitrary disclosure of information by the Target or the Bidcos not being based on reasonable grounds that would adversely affect the share price of the Target at a time close to announcement of the Tender Offer;

(v)

non-existence of any indication by the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau, or the Financial Instruments Exchange or those equivalent in the U.S. that the Target would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection

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with the expression of opinion by the Target regarding the Tender Offer, except those that have already been solved;

(vi)

non-existence of any indication by the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau, or the Financial Instruments Exchange or those equivalent in the U.S. that any Bidco would or might possibly violate any of the Laws or the rules of Financial Instruments Exchange or securities exchange in connection with the disclosure of the Tender Offer by the Bidcos, except for those that have already been solved;

(vii)

(a) no lawsuit concerning the legality or validity of the Tender Offer or to claim damage compensation on the grounds of a violation of disclosure regulations relating to the Tender Offer has been filed; (b) no proceeding for action by government, Financial Instruments Exchange or securities exchange relating to the Tender Offer or disclosure thereof; and (c) there is no specific likelihood of (a) and (b);

(viii)

lawful decision-making by the Target regarding the Tender Offer, and no specific circumstances that may raise doubts about the legality of such decision-making (including compliance with the directors’ duty of care of a prudent manager and fiduciary duty);

(ix)

maintenance of the Target’s unanimous expression of approval (including no expression of disapproval) at its meeting with attendance of all directors (excluding any person who falls under a special interested person or person judged to potentially fall under a special interested person) and no expression of approval for the tender offer other than the Tender Offer: provided, however, that in certain circumstances, the Borrower and Lender shall consult in good faith on the handling the condition set forth in this Item if the Target withdraws or otherwise alters its expression of approval;

(x)

(a) no material change on the filing for the Tender Offer and the Subject Company’s Position Statement at the time of commencement of the Tender Offer and on the Tender Offer Disclosure Materials at the time of the completion of the Tender Offer from those confirmed by the Lender prior to the issuance of the Loan Certificate, and (b) consistency between the Tender Offer Disclosure Materials filed in US and the Tender Offer Disclosure Materials filed in Japan in any material respect;

(xi)

announcement of “material fact” specified in Article 166 of the Financial Instruments and Exchange Act or “Facts of the Tender Offer, etc.” specified in Article 167 of the Financial Instruments and Exchange Act if there is such fact being known to any Bidco or its “Officer, etc.” (meaning as set forth in Article 166(1)(i) of the Financial Instruments and Exchange Act) but having yet to be announced;

(xii)	no tender by the Guarantor in the Tender Offer;

(xiii)	due consideration of the M&A Guideline; and

(14)

On the date of the Agreement, the amount of the net assets of the Borrower as of the end of its most recent business year exceeds JPY1,000,000,000 for the purposes of the Commitment Line Law (tokutei yushiwaku keiyaku ni kansuru houritsu); and

(15)	Other matters set forth in the Agreement as mutually agreed by the Lender and the Borrower upon good-faith consultation.

2.	Representations and warranties by the Guarantor

(1)	Due incorporation and valid existence;

(2)

The execution and delivery of, and the performance of the obligations under, the Related Agreement, and the consummation of any transactions contemplated thereby, by the Guarantor being within the corporate purposes of the Guarantor, and due completion of all procedures necessary therefor under the Laws, the articles of incorporation and other internal rules of the Guarantor;

9

(3)

The execution and delivery of, and the performance of the obligations under, the Related Agreement, and the consummation of any transactions contemplated thereby, by the Guarantor not resulting in any violation or breach of the Laws, the articles of incorporation and other internal rules of the Guarantor, or any contract;

(4)	Authorization to a person who signed or attached his/her name and seal to each Related as the representative of the Guarantor;

(5)	Legality, validity, bindingness and enforceability of each Related Agreement;

(6)	Accuracy and lawfulness of the Accounting Documents (with exceptions);

(7)

No material change, which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement with respect to the information provided by the Guarantor, and, after the last day of the fiscal term ending in December 2019, no material change which may cause a deterioration of the business, assets, or financial condition of the Borrower or Guarantor reflected in the Accounting Documents and which may materially affect the performance of the obligations of the Borrower or Guarantor under the Agreement;

(8)

No lawsuit, etc. has commenced or is specifically likely to commence with respect to the Guarantor, which will or would reasonably be expected to cause material adverse effects on the performance by the Guarantor of the obligations under the Agreement;

(9)	No Event of Default or Potential Event of Default has occurred or is specifically likely to occur;

(10)	The Guarantor not being Antisocial Force Related Party;

(11)

(i) observance by each party (other than the Lender) of its obligations under the Related Agreements to which the Guarantor is a party, (ii) no breach, event of default, potential even of default, event of acceleration, potential event of acceleration, events of nullification, events of cancellation, events of rescission, other events of termination, events of avoidance, or events of voiding, which materially affect (a) the performance of the obligations of the Borrower or Guarantor under the Agreement or (b) the Acquisition, and (iii) accuracy and truthfulness of the representations and warranties made by each party (other than the Lender) under the Related Agreements in any material respect (with exceptions);

(12)	Guarantor owns directly 100% of the issued share capital and the voting power of the voting stock of the Borrower; and

(13)	Other matters set forth in the Agreement as mutually agreed by the Lender and the Borrower upon good-faith consultation.

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The following is a summary of the Events of Default set forth in the Agreement concerning the conditions precedent for the Loan to fund the settlement of the Tender Offer. Please refer to the last part of this Attachment for the definitions.

1.	Automatic Events of Defaults

(1)

Suspension of payment by the Borrower or Guarantor or a petition (including any similar petition in any jurisdiction outside Japan) for the commencement of insolvency procedures against the Borrower or Guarantor (with exceptions);

(2)	Dissolution of the Borrower or Guarantor;

(3)	Abolishment by the Borrower or Guarantor of its principal business;

(4)

A disposition to suspend transactions with a clearinghouse, a disposition to suspend transactions by densai.net Co., Ltd. or a similar disposition by any other electronic monetary claim recording institution (including any similar disposition in any jurisdiction outside Japan) in connection with the Borrower or Guarantor; and

(5)	Attachment etc, over the deposit receivables or other receivables held by the Borrower or Guarantor against the Lender (with exceptions)

2.	Events of Default upon which acceleration takes place by a request of the Lender

(1)	A default by the Borrower or Guarantor of its monetary obligations to the Lender (with a grace period);

(2)	A breach of representations or warranties made by the Borrower or Guarantor under each Related Agreement (with a grace period);

(3)	Except for (1) above, a breach by the Borrower or Guarantor of its obligations under each Related Agreement (with a grace period);

(4)	An acceleration of any bond issued by the Borrower or Guarantor (with exceptions);

(5)

An default or acceleration of monetary obligations owed by Borrower or Guarantor other than set forth in (1) above or a default by the Borrower or Guarantor of its guarantee obligations owed for the benefit of the third party (with exceptions);

(6)

A suspension by the Borrower or Guarantor of its business or dispositions for such business, such as a suspension of business or the like (including any similar disposition in any jurisdiction outside Japan), from the competent government authority;

(7)	A petition for specific conciliation (tokutei chotei) (including any similar petition filed in any jurisdiction outside Japan) with respect to the Borrower or Guarantor;

(8)	A dishonor of a promissory note or electronic monetary claim issued by the Borrower or Guarantor (including any similar disposition in any jurisdiction outside Japan);

(9)	The Guarantor ceases to own directly 100% of the issued share capital and the voting power of the voting stock of the Borrower at any time;

(10)	An occurrence of any Scheme Disruption Event; and

(11)

Except for each of the foregoing items, if the business or financial condition of the Borrower or Guarantor has deteriorated or would deteriorate, and the substantial necessity arises for the Lender to preserve its receivables

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Definitions.

1.	Accounting Documents:

(1)

the accounting documents (i.e., the balance sheet and profit/loss statement set forth in Article 435, Paragraph 2 of the Companies Act, the statement of changes in equity and notes set forth in Article 59, Paragraph 1 of the Company Accounting Ordinance) and the business report (jigyo houkokusho) for each business year set forth in Article 435, Paragraph 2 of the Companies Act;

(2)

the temporary accounting documents set forth in Article 441, Paragraph 1 of the Companies Act (the balance sheet as of the temporary closing date and the profit/loss statement for the period commencing on the first day of the business year to which the temporary closing date belongs and ending on the temporary closing date set forth in Article 441, Paragraph 1 of the Companies Act), if prepared;

(3)

the consolidated accounting documents for each business year set forth in Article 444, Paragraph 1 of the Companies Act, which are required to be prepared under the provisions of Article 444, Paragraph 3 of the Companies Act (the consolidated balance sheet, consolidated profit/loss statement, consolidated statement of changes in equity and consolidated notes set forth in Article 61 of the Company Accounting Ordinance; the same shall apply hereinafter in this Sub-item 3), and other consolidated accounting documents for each business year set forth in Article 444, Paragraph 1 of the Companies Act, if prepared; and

(4)	the consolidated and non-consolidated balance sheet, profit/loss statement, statement of changes in equity and notes, irrespective of their name or title, if prepared.

with regard to the Guarantor, the “Accounting Documents” means accounting documents equivalent to these items (1) to (4) above.

2.	Agreement: the credit agreement for the Loan executed by and among the Lender, the Borrower and the Guarantor

3.	Borrower: NAVER J. Hub Corporation

4.	CBs: CBs Due 2023 and CBs Due 2025

5.	CBs Due 2023: Zero Coupon Convertible Bonds Due 2023 issued by the Target (including share options coupled therewith)

6.	CBs Due 2025: Zero Coupon Convertible Bonds Due 2025 issued by the Target (including share options coupled therewith)

7.	Exemption Event: any of the following events by which the Lender reasonably determines that making of the Loan is impossible:

(1)	an outbreak of a natural disaster, war or terrorist attack;

(2)	an interruption or disturbance in electricity, communications or various settlement systems;

(3)	any event occurring in the Tokyo interbank market which disables loans in JPY; and

(4)	any other event similar to events described in paragraphs 1, 2, and 3 above of which the cause is not attributable to the Lender.

8.	Guarantor: NAVER

9.

Laws: the treaties, laws, ordinances, cabinet orders, ministerial ordinances, rules, announcements, judgments, orders, decisions, arbitral awards, directives, guidelines and policies of relevant authorities (including, without limitation, rules and guidelines of Financial Instruments Exchanges, security exchanges, Financial Instruments Firms Associations and the Japanese Bankers Associations) and equivalents thereto in jurisdictions other than Japan

10.	Lender: Sumitomo Mitsui Banking Corporation

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11.	M&A Guideline: the “Fair M&A Guidelines: Enhancing Corporate Value and Securing Shareholders’ Interests” published by the Ministry of Economy, Trade and Industry on June 28, 2019

12.	Mizuho Loan: loan(s) borrowed by the Borrower from Mizuho Bank, Ltd. to fund the Acquisition

13.	Potential Event of Default: an event that would constitute an Event of Default with the elapse of time, notice, or both

14.	Related Agreements:

(1)	the Agreement;

(2)	the Business Integration Agreement dated December 23, 2019 by and among the Guarantor, SoftBank, the Target, and Z Holdings Corporation; and

(3)	the Transaction Agreement dated December 23, 2019 by and between the Guarantor and SoftBank

15.	Scheme Disruption Event:

(1)

the Financial Services Agency, the Securities and Exchange Surveillance Commission, the Kanto Local Finance Bureau or the Financial Instruments Exchange or those equivalent in the U.S. (i) decides or indicates that the Tender Offer is unlawful or (ii) formally determines that the Tender Offer is unlawful;

(2)

with respect to decision-making by the Target regarding the Tender Offer, any government, Financial Instruments Exchange or securities exchange (i) decides or indicates that it is unlawful or (ii) formally renders any disposition on the ground that it is unlawful; and

(3)

if any Share Option or other share options of the Target is acquired except for the Tender Offer, such acquisition has been subject to any avoidance, rescission of fraudulent act or other similar action; any event of termination, cancellation or voidance has occurred in connection with the agreement(s) of such acquisition; or any action for revocation, invalidation or absence of relevant resolution of a board of directors or a shareholders’ meeting has been initiated; except a case where the Lender reasonably find that the likelihood of such lawsuit being allowed is low.

16.	Share Options:

(1)	Share options issued based on the resolution of the board of directors meeting of the Target held on December 11, 2013 (“4th Series Share Options”);

(2)	Share options issued based on the resolution of the board of directors meeting of the Target held on December 11, 2013 (“5th Series Share Options”);

(3)	Share options issued based on the resolution of the board of directors meeting of the Target held on February 5, 2014 (“7th Series Share Options”);

(4)	Share options issued based on the resolution of the board of directors meeting of the Target held on February 5, 2014 (“8th Series Share Options”);

(5)	Share options issued based on the resolution of the board of directors meeting of the Target held on August 1, 2014 (“10th Series Share Options”);

(6)	Share options issued based on the resolution of the board of directors meeting of the Target held on August 1, 2014 (“11th Series Share Options”);

(7)	Share options issued based on the resolution of the board of directors meeting of the Target held on September 30, 2014 (“13th Series Share Options”);

(8)	Share options issued based on the resolution of the board of directors meeting of the Target held on September 30, 2014 (“14th Series Share Options”);

(9)	Share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“16th Series Share Options”);

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(10)	Share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“17th Series Share Options”);

(11)	Share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“18th Series Share Options”);

(12)	Share options issued based on the resolution of the board of directors meeting of the Target held on January 30, 2015 (“19th Series Share Options”);

(13)	Share options issued based on the resolution of the board of directors meeting of the Target held on June 26, 2017 (“20th Series Share Options”);

(14)	Share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 (“22nd Series Share Options”);

(15)	Share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 (“23rd Series Share Options”);

(16)	Share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 (“24th Series Share Options”); and

(17)

Share options issued based on the resolution of the board of directors meeting of the Target held on July 9, 2019 and the resolution of the board of directors made on March 30, 2020 (“25th Series Share Options”)

17.	Subsequent Transactions: subsequent transactions by and among the Bidcos and the Guarantor relating to the contemplated adjustment of those shareholding percentage in the Target after the Acquisition

18.	Tender Offer Disclosure Materials: the filing for the Tender Offer and the tender offer report for the Tender Offer (including any filing or report for amendment thereto)

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